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                          U.S. OFFICE PRODUCTS COMPANY

                                       AND

                         THE CHASE MANHATTAN BANK, N.A.

                                     Trustee


                                    INDENTURE


                            Dated as of May 22, 1996





                 5-1/2% Convertible Subordinated Notes Due 2003



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                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I

     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II

     THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Section 2.1    Form and Dating. . . . . . . . . . . . . . . . . . . . .  10
     Section 2.2    Execution and Authentication . . . . . . . . . . . . . .  13
     Section 2.3    Registrar and Paying Agent . . . . . . . . . . . . . . .  13
     Section 2.4    Paying Agent to Hold Assets
                    in Trust . . . . . . . . . . . . . . . . . . . . . . . .  15
     Section 2.5    Noteholder Lists.. . . . . . . . . . . . . . . . . . . .  15
     Section 2.6    Transfer and Exchange; Restrictions on
                    Transfer . . . . . . . . . . . . . . . . . . . . . . . .  15
     Section 2.7    Exchange . . . . . . . . . . . . . . . . . . . . . . . .  23
     Section 2.8    Replacement Notes. . . . . . . . . . . . . . . . . . . .  25
     Section 2.9    Outstanding Notes. . . . . . . . . . . . . . . . . . . .  26
     Section 2.10   Treasury Notes . . . . . . . . . . . . . . . . . . . . .  27
     Section 2.11   Temporary Notes. . . . . . . . . . . . . . . . . . . . .  27
     Section 2.12   Cancellation . . . . . . . . . . . . . . . . . . . . . .  27
     Section 2.13   Payment. . . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 2.14   Defaulted Interest.. . . . . . . . . . . . . . . . . . .  29
     Section 2.15   Computation of Interest. . . . . . . . . . . . . . . . .  30

ARTICLE III

     REDEMPTION OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     Section 3.1    Redemption . . . . . . . . . . . . . . . . . . . . . . .  30
     Section 3.2    Notice of Redemption; Selection
                    of Notes . . . . . . . . . . . . . . . . . . . . . . . .  31
     Section 3.3    Payment of Notes Called
                    for Redemption . . . . . . . . . . . . . . . . . . . . .  33
     Section 3.4    Conversion Arrangement on Call
                    for Redemption . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE IV

     SUBORDINATION OF NOTES. . . . . . . . . . . . . . . . . . . . . . . . .  35
     Section 4.1    Agreement of Subordination . . . . . . . . . . . . . . .  35
     Section 4.2    Payments to Noteholders. . . . . . . . . . . . . . . . .  35
     Section 4.3    Subrogation of Notes . . . . . . . . . . . . . . . . . .  38
     Section 4.4    Authorization by Noteholders . . . . . . . . . . . . . .  39
     Section 4.5    Notice to Trustee. . . . . . . . . . . . . . . . . . . .  39
     Section 4.6    Trustee's Relation to Senior
                    Indebtedness . . . . . . . . . . . . . . . . . . . . . .  41
     Section 4.7    No Impairment of Subordination . . . . . . . . . . . . .  41
     Section 4.8    Certain Conversions Deemed Payment . . . . . . . . . . .  41

ARTICLE V

     PARTICULAR COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . .  42
     Section 5.1    Payment of Principal, Premium
                    and Interest . . . . . . . . . . . . . . . . . . . . . .  42
     Section 5.2    Maintenance of Office or Agency. . . . . . . . . . . . .  42
     Section 5.3    Appointments to Fill Vacancies in
                    Trustee's Office . . . . . . . . . . . . . . . . . . . .  44
     Section 5.4    Provisions as to Paying Agent. . . . . . . . . . . . . .  44
     Section 5.5    Existence. . . . . . . . . . . . . . . . . . . . . . . .  45
     Section 5.6    Stay, Extension and Usury Laws . . . . . . . . . . . . .  45
     Section 5.7    Compliance Certificate . . . . . . . . . . . . . . . . .  46
     Section 5.8    Further Instruments and Acts . . . . . . . . . . . . . .  46
     Section 5.9    Rule 144A Information. . . . . . . . . . . . . . . . . .  46

ARTICLE VI

     NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE . . . . .  46
     Section 6.1    Noteholders' Lists . . . . . . . . . . . . . . . . . . .  46
     Section 6.2    Preservation and Disclosure of Lists . . . . . . . . . .  47
     Section 6.3    Reports by Trustee . . . . . . . . . . . . . . . . . . .  47
     Section 6.4    Reports by Company . . . . . . . . . . . . . . . . . . .  47

ARTICLE VII

     DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . .  48
     Section 7.1    Events of Default. . . . . . . . . . . . . . . . . . . .  48
     Section 7.2    Payments of Notes on Default; Suit
                    Therefor . . . . . . . . . . . . . . . . . . . . . . . .  52
     Section 7.3    Application of Monies Collected by
                    Trustee. . . . . . . . . . . . . . . . . . . . . . . . .  54
     Section 7.4    Proceedings by Noteholder. . . . . . . . . . . . . . . .  55
     Section 7.5    Proceedings by Trustee . . . . . . . . . . . . . . . . .  56
     Section 7.6    Remedies Cumulative and Continuing . . . . . . . . . . .  56
     Section 7.7    Direction of Proceedings and Waiver
                    of Defaults by Majority of Noteholders . . . . . . . . .  56
     Section 7.8    Notice of Defaults . . . . . . . . . . . . . . . . . . .  57
     Section 7.9    Undertaking to Pay Costs . . . . . . . . . . . . . . . .  57
     Section 7.10   Delay or Omission Not Waiver . . . . . . . . . . . . . .  57

ARTICLE VIII

     CONCERNING THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . .  58
     Section 8.1    Duties and Responsibilities of Trustee . . . . . . . . .  58
     Section 8.2    Reliance on Documents, Opinions, Etc.. . . . . . . . . .  59
     Section 8.3    No Responsibility for Recitals, Etc. . . . . . . . . . .  60
     Section 8.4    Trustee, Paying Agents, Conversion Agents
                    or Registrar May Own Notes . . . . . . . . . . . . . . .  60
     Section 8.5    Monies to Be Held in Trust . . . . . . . . . . . . . . .  61

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     Section 8.6    Compensation and Expenses of Trustee;
                    Indemnification. . . . . . . . . . . . . . . . . . . . .  61
     Section 8.7    Officers' Certificate as Evidence. . . . . . . . . . . .  62
     Section 8.8    Conflicting Interests of Trustee . . . . . . . . . . . .  62
     Section 8.9    Eligibility of Trustee . . . . . . . . . . . . . . . . .  62
     Section 8.10   Resignation or Removal of Trustee. . . . . . . . . . . .  63
     Section 8.11   Acceptance by Successor Trustee. . . . . . . . . . . . .  65
     Section 8.12   Succession by Merger, Etc. . . . . . . . . . . . . . . .  66
     Section 8.13   Limitation on Rights of Trustee
                    as Creditor. . . . . . . . . . . . . . . . . . . . . . .  66

ARTICLE IX

     CONCERNING THE NOTEHOLDERS. . . . . . . . . . . . . . . . . . . . . . .  67
     Section 9.1    Action by Noteholders. . . . . . . . . . . . . . . . . .  67
     Section 9.2    Proof of Execution by Noteholders. . . . . . . . . . . .  67
     Section 9.3    Who Are Deemed Absolute Owners . . . . . . . . . . . . .  67
     Section 9.4    Company-Owned Notes Disregarded. . . . . . . . . . . . .  68
     Section 9.5    Revocation of Consents; Future Holders
                    Bound. . . . . . . . . . . . . . . . . . . . . . . . . .  68

ARTICLE X

     NOTEHOLDERS' MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . .  69
     Section 10.1   Purpose of Meetings. . . . . . . . . . . . . . . . . . .  69
     Section 10.2   Call of Meetings by Trustee. . . . . . . . . . . . . . .  69
     Section 10.3   Call of Meetings by Company or
                    Noteholders. . . . . . . . . . . . . . . . . . . . . . .  70
     Section 10.4   Qualifications for Voting. . . . . . . . . . . . . . . .  70
     Section 10.5   Regulations. . . . . . . . . . . . . . . . . . . . . . .  70
     Section 10.6   Voting . . . . . . . . . . . . . . . . . . . . . . . . .  71
     Section 10.7   No Delay of Rights by Meeting. . . . . . . . . . . . . .  71

ARTICLE XI

     SUPPLEMENTAL INDENTURES . . . . . . . . . . . . . . . . . . . . . . . .  72
     Section 11.1   Supplemental Indentures Without Consent
                    of Noteholders . . . . . . . . . . . . . . . . . . . . .  72
     Section 11.2   Supplemental Indentures with Consent
                    of Noteholders . . . . . . . . . . . . . . . . . . . . .  73
     Section 11.3   Effect of Supplemental Indentures. . . . . . . . . . . .  74
     Section 11.4   Notation on Notes. . . . . . . . . . . . . . . . . . . .  74
     Section 11.5   Evidence of Compliance of Supplemental
                    Indenture to Be Furnished Trustee. . . . . . . . . . . .  74

ARTICLE XII

     CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE . . . . . . . . . . .  75
     Section 12.1   Company May Consolidate, Etc. on
                    Certain Terms. . . . . . . . . . . . . . . . . . . . . .  75
     Section 12.2   Successor Corporation to Be

                    Substituted. . . . . . . . . . . . . . . . . . . . . . .  75
     Section 12.3   Opinion of Counsel to Be Given
                    Trustee. . . . . . . . . . . . . . . . . . . . . . . . .  76

ARTICLE XIII

     SATISFACTION AND DISCHARGE OF INDENTURE . . . . . . . . . . . . . . . .  76
     Section 13.1   Discharge of Indenture . . . . . . . . . . . . . . . . .  76
     Section 13.2   Deposited Monies to Be Held in Trust
                    by Trustee . . . . . . . . . . . . . . . . . . . . . . .  77
     Section 13.3   Paying Agent to Repay Monies Held. . . . . . . . . . . .  77
     Section 13.4   Return of Unclaimed Monies . . . . . . . . . . . . . . .  77
     Section 13.5   Reinstatement. . . . . . . . . . . . . . . . . . . . . .  78

ARTICLE XIV

     IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS . . . .  78
     Section 14.1   Indenture and Notes Solely Corporate
                    Obligations. . . . . . . . . . . . . . . . . . . . . . .  78

ARTICLE XV

     CONVERSION OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . .  79
     Section 15.1   Right to Convert . . . . . . . . . . . . . . . . . . . .  79
     Section 15.2   Exercise of Conversion Privilege;
                    Issuance of Common Stock on Conversion;
                    No Adjustment for Interest or Dividends. . . . . . . . .  79
     Section 15.3   Cash Payments in Lieu of Fractional
                    Shares . . . . . . . . . . . . . . . . . . . . . . . . .  81
     Section 15.4   Conversion Price . . . . . . . . . . . . . . . . . . . .  81
     Section 15.5   Adjustment of Conversion Price . . . . . . . . . . . . .  81
     Section 15.6   Effect of Reclassification, Consolidation,
                    Merger or Sale . . . . . . . . . . . . . . . . . . . . .  93
     Section 15.7   Taxes on Shares Issued.. . . . . . . . . . . . . . . . .  95
     Section 15.8   Reservation of Shares; Shares to Be Fully
                    Paid; Listing of Common Stock. . . . . . . . . . . . . .  95
     Section 15.9   Responsibility of Trustee. . . . . . . . . . . . . . . .  96
     Section 15.10  Notice to Holders Prior to Certain
                    Actions. . . . . . . . . . . . . . . . . . . . . . . . .  97

ARTICLE XVI

     REPURCHASE UPON A DESIGNATED EVENT. . . . . . . . . . . . . . . . . . .  98
     Section 16.1   Repurchase Right . . . . . . . . . . . . . . . . . . . .  98
     Section 16.2   Notices; Method of Exercising
                    Repurchase Right, Etc. . . . . . . . . . . . . . . . . .  98
     Section 16.3   Certain Definitions. . . . . . . . . . . . . . . . . . . 100

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ARTICLE XVII

     MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . 102
     Section 17.1   Provisions Binding on Company's
                    Successors . . . . . . . . . . . . . . . . . . . . . . . 102
     Section 17.2   Official Acts by Successor Corporation . . . . . . . . . 102
     Section 17.3   Notices. . . . . . . . . . . . . . . . . . . . . . . . . 102
     Section 17.4   Governing Law. . . . . . . . . . . . . . . . . . . . . . 103
     Section 17.5   Evidence of Compliance with Conditions
                    Precedent; Certificates to Trustee . . . . . . . . . . . 103
     Section 17.6   Legal Holidays . . . . . . . . . . . . . . . . . . . . . 103
     Section 17.7   No Security Interest Created . . . . . . . . . . . . . . 104
     Section 17.8   Trust Indenture Act. . . . . . . . . . . . . . . . . . . 104
     Section 17.9   Benefits of Indenture. . . . . . . . . . . . . . . . . . 104
     Section 17.10  Table of Contents, Headings, Etc . . . . . . . . . . . . 104
     Section 17.11  Authenticating Agent . . . . . . . . . . . . . . . . . . 104
     Section 17.12  Execution in Counterparts. . . . . . . . . . . . . . . . 105

     INDENTURE dated as of May 22, 1996 between U.S. Office Products Company, a Delaware corporation (hereinafter sometimes called the "Company", as more fully set forth in Section 1.1), and The Chase Manhattan Bank, a national association (hereinafter sometimes called the "Trustee", as more fully set forth in Section 1.1).

                              W I T N E S S E T H:

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 5-1/2% Convertible Subordinated Notes due 2003 (hereinafter sometimes called the "Notes"), in an aggregate principal amount not to exceed $230,000,000 and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of option to elect repayment upon a Designated Event, a form of conversion notice and a certificate of transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions. The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. All other terms used in this Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act

(except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words "herein," "hereof," "hereunder," and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Indenture include the plural as well as the singular.

     ACCREDITED INVESTOR NOTES: "Accredited Investor Notes" shall have the meaning specified in Section 2.1(b).

     ADDITIONAL AMOUNTS: "Additional Amounts" shall have the meaning specified in Section 2 of the form of Registered Note and Bearer Note attached hereto as Exhibit A.

     AFFILIATE: The term "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     AGENT:  "Agent" shall have the meaning set forth in Section 2.3.

     AUTHORIZED NEWSPAPER: "Authorized Newspaper" means a leading newspaper, in an official language of the country of publication or in the English language, customarily published on each Business Day whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. If by reason of the temporary or permanent suspension of publication of any newspaper or by reason of any other cause it shall be impossible to make publication of such notice in an Authorized Newspaper as herein provided, then such publication or other notice in lieu thereof as shall be made by the Trustee shall constitute sufficient publication of such notice, if such publication or other notice shall, so far as may be possible, approximate the terms and conditions of the publication in lieu of which it is given.

     BEARER NOTES: "Bearer Notes" shall have the meaning set forth in Section 2.1(c).

     BOARD OF DIRECTORS: The term "Board of Directors" means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

     BOARD RESOLUTION: The term "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification.

     BUSINESS DAY: The term "Business Day" means, with respect to any act that is to occur hereunder or under the Notes, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in the city in which such act is to occur are authorized or obligated by law, regulation or executive order to close or be closed.

     CEDEL:  "Cedel" means Cedel Bank, societe anonyme.

     COMMISSION: The term "Commission" means the Securities and Exchange Commission.

     COMMON DEPOSITARY: "Common Depositary" means The Chase Manhattan Bank, N.A. (London office), as depositary for Cedel and Euroclear.

     COMMON STOCK: The term "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.6, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     COMPANY: The term "Company" means U.S. Office Products Company, a Delaware corporation, and subject to the provisions of Article XII, shall include its successors and assigns.

     CONVERSION AGENT: "Conversion Agent" means Chase Manhattan Bank Luxembourg S.A., in its capacity as Conversion Agent pursuant to its appointment under
Section 2.3, and its successor or successors.

     CORPORATE TRUST OFFICE: The term "Corporate Trust Office," or other similar term, means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered and such other offices as the Trustee may designate from time to time.

     COUPON:  "Coupon" means any interest coupon appertaining to any Note.

     DEFAULT: The term "default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

     DEFAULTED INTEREST: "Defaulted Interest" shall have the meaning specified in Section 2.14.

     DEPOSITARY: "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.3, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, such successor.

     DESIGNATED SENIOR INDEBTEDNESS: The term "Designated Senior Indebtedness" means the Line of Credit and any other Senior Indebtedness if the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

     DTC:  "DTC" means the Depository Trust Company.

     EUROCLEAR OPERATOR: "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     EXCHANGE ACT: The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     EVENT OF DEFAULT:  The term "Event of Default" means any event specified in
Section 7.1(a), (b), (c), (d), (e), (f) or (g), continued for the period of time, if any, and after the giving of notice, if any, therein designated.

     INDENTURE: The term "Indenture" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

     INTEREST PAYMENT DATE: "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

     INTEREST RECORD DATE: "Interest Record Date" means an Interest Record Date specified in the Notes whether or not such Interest Record Date is a Business Day.

     LINE OF CREDIT: The term "Line of Credit" means the Credit and Security Agreement, dated June 26, 1995, between the Company and First Bank National Association, as the same has been and may be amended from time to time.

     LONDON OFFICE:  "London Office" has the meaning specified in Section 2.3.

     MANAGERS: "Managers" means Robertson, Stephens & Company LLC and NatWest Securities Limited.

     NOTE OR NOTES: The terms "Note" or "Notes" means any Note or Notes, as the case may be, authenticated and delivered under this Indenture.

     NOTEHOLDER OR HOLDER: The terms "Noteholder" or "holder" as applied to any Registered Note, or other similar terms (but excluding the term "beneficial holder"), means any person in whose name at the time a particular Note is registered on the Note register, and as applied to any Bearer Note, means any bearer of such Bearer Note, and as applied to a Coupon, any bearer thereof.

     OFFICERS' CERTIFICATE: The term "Officers' Certificate", when used with respect to the Company, means a certificate signed by the Chief Executive Officer, President, or any Vice President (whether or not designated by a number or numbers or word added before or after the title "Vice President") and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, which is delivered to the Trustee. Each such certificate shall include the statements provided for in Section 17.5 if and to the extent required by the provisions of such Section.

     OPINION OF COUNSEL: The term "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, which is delivered to the Trustee. Each such opinion shall include the statements provided for in Section
17.5 if and to the extent required by the provisions of such Section.

     OUTSTANDING: The term "outstanding," when used with reference to Notes, means, subject to the provisions of Section 9.4, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

          (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Notes, or portions thereof, for the payment, redemption or repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); PROVIDED that if such Notes are to be redeemed or repurchased, as the case may be, prior to the maturity thereof, notice of such redemption or repurchase, as the case may be, shall have been given as provided in Section 3.2 or Article XVI, respectively, or provision satisfactory to the Trustee shall have been made for giving such notice; PROVIDED FURTHER that if any Notes are not redeemed on a date fixed for redemption or repurchased on a repurchase date, then such Notes shall be deemed outstanding until all principal of and premium, if any, and accrued interest on such Notes has been paid in full in accordance with the terms of this Indenture;

          (c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of
     Section 2.6 unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course; and

          (d) Notes converted into Common Stock pursuant to Article XV and Notes deemed not outstanding pursuant to Section 3.2.

     PAYING AGENT: "Paying Agent" means The Chase Manhattan Bank, N.A., in its capacity as Paying Agent pursuant to its appointment under Section 2.3 and its successor or successors.

     PERSON: The term "person" means a corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

     PREDECESSOR NOTE: The term "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.6 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

     PRINCIPAL CORPORATE TRUST OFFICE: "Principal Corporate Trust Office" shall have the meaning specified in Section 2.3.

     QIBS:  "QIBs" shall have the meaning specified in Section 2.1(b).

     REGISTRATION RIGHTS AGREEMENT: "Registration Rights Agreement" means the registration rights agreement, dated as of May 22, 1996, between the Managers and the Company.

     RESPONSIBLE OFFICER: The term "Responsible Officer", when used with respect to the Trustee, means an officer of the Trustee assigned to the Corporate Trust Office of the Trustee, and any other officer of the Trustee to whom such matter is referred to because of his knowledge of and familiarity with the particular subject.

     SECURITIES ACT: The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     SENIOR INDEBTEDNESS: The term "Senior Indebtedness" means the principal of, premium, if any, interest on, and any other payment due pursuant to, any of the following, whether outstanding on the date of the Indenture or thereafter incurred or created:

          (a) All secured indebtedness of the Company for money borrowed (including (i) secured indebtedness under the Line of Credit, (ii) any indebtedness secured by a security interest, mortgage, conditional sales contract or other lien on the assets of the Company which is (x) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (y) existing on property at the time of acquisition thereof and (iii) secured indebtedness for borrowed money from banks, insurance companies and other financial institutions);

          (b) All secured indebtedness of the Company evidenced by notes, debentures, bonds or other securities (including but not limited to those which are convertible or exchangeable for securities of the Company);

          (c) All secured indebtedness of the Company due and owing with respect to letters of credit and bank guarantees (including, but not limited to, reimbursement obligations with respect thereto);

          (d) All secured indebtedness or other secured obligations of the Company due and owing with respect to interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts and other similar agreements and arrangements;

          (e) All secured indebtedness consisting of commitment or standby fees due and payable to lending institutions with respect to credit facilities or letter of credit available to the Company;

          (f) All secured indebtedness of others of the kinds described in any of the preceding clauses (a), (b), (c), (d) or (e) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise; and

          (g) All secured renewals, extensions, refundings, deferrals, amendments or modifications of secured indebtedness of the kinds described in any of the preceding clauses (a), (b), (c), (d), (e) or (f);

unless in the case of any particular indebtedness, obligation, renewal, extension, deferral, refunding, amendment, or modification, the instrument or other document creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, obligation, renewal, extension, refunding, deferral, amendment or modification is subordinate to, is PARI PASSU with, or is not superior to, the Notes. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) any indebtedness of any kind of the Company to any Subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company, (ii) indebtedness for trade payables or constituting the deferred purchase price of assets or services incurred in the ordinary course of business, and (iii) conditional obligations of the Company based on future performance of the Company or any Subsidiary (including, without limitation, earn out agreements or similar arrangements) entered into in connection with acquisitions.

     SIGNIFICANT SUBSIDIARY: The term "Significant Subsidiary" means, with respect to any person, a Subsidiary of such person that would constitute a significant subsidiary, as such term is defined under Rule 1-02 of Regulation S-X of the Commission.

     STATED MATURITY: "Stated Maturity," when used in connection with any Note, means May 15, 2003.

     SUBSIDIARY: The term "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     TRUST INDENTURE ACT: The term "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Sections 11.3 and 15.6; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

     TRUSTEE: The term "Trustee" means The Chase Manhattan Bank, N.A., and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

     In addition to the foregoing defined terms (except as herein otherwise expressly provided or unless the context otherwise requires), the following terms shall have the respective meanings specified in the following Sections and any other terms defined herein shall have the meanings assigned thereto:

               Term                         Section
               ----                         -------

          beneficial owner                   16.3
          Change in Control                  16.3
          Closing Price                      15.5(h)
          Company Notice                     16.2
          Continuing Director                16.3
          Conversion Price                   15.4
          Covenant Default                   7.1(d)
          Current Market Price               15.5(h)
          Designated Event                   16.3
          "ex" date                          15.5(h)
          Exchange Date                      2.7(d)
          Expiration Time                    15.5(f)
          fair market value                  15.5(h)
          junior securities                  4.8
          non-electing share                 15.6
          Note Registrar                     2.3
          Offer Expiration Time              15.5(g)
          Payment Blockage Notice            4.2
          Permitted Investor                 16.3
          person or group                    16.3
          Purchased Common Shares            15.5(g)
          Purchased Shares                   15.5(f)
          Record Date                        15.5(h)
          Registered Accredited              2.1(e)
            Investor Notes
          Registered Regulation S Notes      2.1(c)
          Registered Notes                   2.1(c)
          Registrar                          2.3
          Regulation S Global Note           2.1(c)

          Resale Restriction                 2.6(i)
            Termination Date
          Restricted Note                    2.1(f)
          Rule 144A Global Note              2.1(d)
          Rule 144 Notes                     2.1(b)
          Removal Notice                     8.10(b)
          repurchase date                    16.1
          Repurchase Price                   16.1
          Securities                         15.5(d)
          Subordinated Indebtedness          4.1
          Termination of Trading             16.3
          Trading Day                        15.5(h)
          Trigger Event                      15.5(d)
          Voting Stock                       16.3


                                   ARTICLE II

                                    THE NOTES


Section 2.1 FORM AND DATING.

          (a) The Company has, by the Subscription Agreement, agreed to issue and sell to the Managers up to U.S. $230,000,000 aggregate principal amount of its 5-1/2% Convertible Subordinated Notes due 2003.

          (b) Pursuant to the Subscription Agreement, the Managers may resell the Notes to (i) persons who are not "U.S. Persons" (as such term is defined in Regulation S promulgated by the Commission pursuant to the Securities Act) in transactions that meet the requirements of Regulation S, (ii) "qualified institutional buyers" (as such term is defined in Rule 144A promulgated by the Commission pursuant to the Securities Act and hereinafter referred to as "QIBs") in reliance on Rule 144A (the Notes that are resold by the Managers pursuant to Rule 144A being hereinafter referred to as the "Rule 144A Notes"), and (iii) institutional "accredited investors" (within the meaning of Rule 501(a)(1),(2),(3) or (7) promulgated by the Commission pursuant to the Securities Act) (the Notes that are resold by the Managers to institutional "accredited investors" being hereinafter referred to as the "Accredited Investor Notes").

          (c) The Notes will initially be issued in the form of a temporary global note in bearer form without coupons or conversion rights in the aggregate principal amount of the entire issue of Notes less the aggregate principal amount of the Rule 144A Notes and Accredited Investor Notes concurrently issued, substantially in the form of Exhibit B hereto (the "Regulation S Global Note"). As hereinafter provided, the Regulation S Global Note may subsequently be exchanged for Notes in printed definitive form either as (i) bearer Notes ("Bearer Notes") in denominations of U.S. $1,000 and U.S. $10,000 and in integral multiples of U.S. $10,000 and with interest Coupons attached thereto, representing the semi-annual interest payable thereon, or (ii) fully registered Notes ("Registered Regulation S Notes") in denominations of U.S. $1,000 and integral multiples thereof, without interest Coupons attached thereto. Bearer Notes shall be substantially in the form of Exhibit A hereto, including the Coupons set forth therein but excluding the bracketed legends, the bracketed schedule and the information appearing therein that relates to the Registered Notes only. Registered Regulation S Notes shall be substantially in the form of Exhibit A hereto excluding the bracketed legends. The Notes which are not Bearer Notes or the Regulation S Global Note are hereinafter collectively referred to as the "Registered Notes."

          (d) The Rule 144A Notes will initially be issued in the form of a global note in the aggregate principal amount of the Rule 144A Notes, which note shall be in substantially the form of Exhibit A hereto, including the bracketed legends relating to clearance and settlement through The Depository Trust Company and restrictions on transfer imposed under the Securities Act and including the bracketed schedule but excluding the Coupons, and is hereinafter referred to as the "Rule 144A Global Note."

          (e) The Accredited Investor Notes will initially be issued in fully registered form in denominations of U.S. $1,000 and integral multiples thereof, which Notes shall be in substantially the form of Exhibit A hereto, excluding the bracketed legend relating to clearance and settlement through The Depository Trust Company and excluding the bracketed legend relating to restrictions on transfer imposed under the Securities Act, the Coupons and the bracketed schedule, and are hereinafter collectively referred to as "Registered Accredited Investor Notes."

          (f) During the period beginning on the Closing Date and ending on the date which is three years after the Closing Date (or such shorter period as shall be permitted as a result of an amendment to the rules under the Securities Act in respect thereof), all Rule 144A Notes and all Accredited Investor Notes, and all Notes issued upon registration of transfer of or in exchange for such Notes, shall be "Restricted Notes" and shall be subject to the restrictions on transfer in Section 2.6 hereof; PROVIDED, HOWEVER, that the term "Restricted Notes" shall not include (i) Registered Notes which are issued upon transfer of or in exchange for either Bearer Notes or Registered Regulation S Notes or (ii) Registered Notes as to which such restrictions on transfer have been terminated in accordance with Section 2.6(i) hereof. All Restricted Notes shall bear the legend required by Section 2.6(h) hereof.

          (g) The Registered Notes, the Bearer Notes and the Regulation S Global Note shall contain such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be determined by the officer of the Company executing such Notes, as evidenced by his execution of such Notes.

          (h) The Company in issuing the Notes shall use CUSIP numbers, and the Trustee may use such CUSIP numbers in any notice of redemption with respect to the Notes. The Company shall obtain one CUSIP number for the Rule 144A Notes and one for the Registered Notes that are not Restricted Notes. In addition, the Company shall obtain an ISIN number and a Common Code for the Regulation S Global Note, the Bearer Notes and the Registered Regulation S Notes.

          (i) Bearer Notes may not be offered or sold during the 60-day period beginning on the Closing Date, or at any time if part of a Manager's unsold allotment, to a person who is within the United States or to a United States person other than (a) foreign branches of United States financial institutions if such institutions agree in writing to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code, and the regulations thereunder, (b) United States offices of exempt distributors, or (c) United States offices of international organizations or foreign central banks. United States tax laws and regulations also require that Bearer Notes not be delivered within the United States.

          (j) The Notes and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the forms included in Exhibits A and B hereto, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the forms of the Notes and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the forms of Notes attached as Exhibits A and B hereto shall be delivered in writing to the Trustee. Each Note shall be dated the date of its authentication, except that Bearer Notes shall be dated May 22, 1996.

          (k) The terms and provisions contained in the forms of Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.2  EXECUTION AND AUTHENTICATION.

          An authorized Officer of the Company shall sign each Note and each Coupon for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note or a related Coupon was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note and such Coupon shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Notes, the Coupons and the Indenture.

          A Note and the related Coupons shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note but such signature shall be conclusive evidence that the Note has been authenticated pursuant to the terms of this Indenture.

          The Trustee shall authenticate the Notes for original issue in the aggregate principal amount of up to U.S. $230,000,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed U.S. $230,000,000, except as otherwise provided herein. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.
Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

Section 2.3  REGISTRAR AND PAYING AGENT.

          The Company hereby appoints The Chase Manhattan Bank, N.A., at present having its principal corporate trust office at 4 Chase MetroTech Center, Third Floor, Brooklyn, New York 11245 (together with such other offices as the Trustee may designate for such purposes, the "Principal Corporate Trust Office"), as its Trustee in respect of the Notes upon the terms and subject to the conditions herein set forth (The Chase Manhattan Bank, N.A. and its successor or successors as such Trustee qualified and appointed in accordance with Article VIII hereof are herein called the "Trustee"). The Trustee shall have the powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority, acceptable to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it in writing.

          The Company hereby appoints the Principal Corporate Trust Office of The Chase Manhattan Bank, N.A. in The City of New York and the London office of The Chase Manhattan Bank, N.A. located at Woolgate House, Coleman Street, London EC2P 2HD, England (together with such other offices as the Trustee may designate for such purposes, the "London Office"), as its Paying Agent in respect of the Notes upon the terms and subject to the conditions herein set forth. The Paying Agent shall have the powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority, acceptable to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it in writing. The Company may appoint one or more additional Paying Agents from time to time and may authorize the Paying Agent to cooperate with one or more additional Paying Agents. As used herein, "paying agencies" shall mean paying agencies maintained by the Company as provided in Section 5.4 hereof.

          The Company hereby appoints the Principal Corporate Trust Office of Chase Manhattan Bank Luxembourg S.A. and the London Office of The Chase Manhattan Bank, N.A. (together with such other offices as the Trustee may designate for such purposes) as its Conversion Agent in respect of the Notes upon the terms and subject to the conditions herein set forth, and the Registrar, the Paying Agent, the Conversion Agent, the Transfer Agents (as defined in Section 5.2 hereof) and the Trustee are sometimes herein referred to severally as an "Agent" and, collectively, as the "Agents". The Conversion Agent shall have the powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority, acceptable to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it in writing. As used herein, "conversion agencies" shall mean conversion agencies maintained by the Company as provided in Section 5.2 hereof.

          The Company shall cause to be kept at the Principal Corporate Trust Office of the Trustee a register (the register maintained in such office being herein referred to as the "Note Register") in which, subject to such reasonable regulations as the Trustee may prescribe, the Company shall provide for the registration of Registered Notes and of transfers of Registered Notes. The Trustee is hereby appointed Registrar ("Registrar") for the purpose of registering Registered Notes and transfers of Registered Notes as herein provided. The Company may have one or more co-Registrars.

          The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent the Trustee shall act as such.

          The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Rule 144A Global Notes.

          The Company initially appoints the Trustee to act as Notes Custodian with respect to the Rule 144A Global Notes.

Section 2.4  PAYING AGENT TO HOLD ASSETS IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, interest on or Additional Amounts with respect to, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such assets. If the Paying Agent pays out any amount due under the terms of the Notes on or after the due date therefor on the assumption that the corresponding payment for such amount has been or will be made by the Company and such payment has in fact not been so made by the Company prior to the time that the Paying Agent makes such payment, then the Company shall on demand reimburse the Paying Agent for the relevant amount, and pay interest to the Paying Agent on such amount from the date on which it is paid out to the date of reimbursement at a rate per annum equal to the cost to the Paying Agent of funding the amount paid out, as certified by the Paying Agent and expressed as a rate per annum.

Section 2.5  NOTEHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of Registered Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of holders of Registered Notes.

Section 2.6  TRANSFER AND EXCHANGE; RESTRICTIONS ON TRANSFER.

          (a) Upon surrender for registration of transfer of any Registered Note at any office or agency designated for such purpose by the Company pursuant to Section 4.2 hereof, the Company shall execute, and the Trustee shall authenticate, register and deliver, in the name of the designated transferee or transferees, one or more new Registered Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture; PROVIDED, HOWEVER, that, with respect to any Registered Note that is a Restricted Note, the Trustee shall not register the transfer of such Note unless the conditions in Section 2.6(b) hereof shall have been satisfied. The holder of each Restricted Note, by such holder's acceptance thereof, agrees to be bound by the transfer restrictions set forth herein and in the legend on such Restricted Note.

          (b) Whenever any Restricted Note is presented or surrendered for registration of transfer or exchange for a Registered Note registered in a name other than that of the holder, no registration of transfer or exchange shall be made unless:

               (1) The registered holder presenting such Restricted Note for transfer shall have certified to the Trustee in writing that such registered holder is transferring such Restricted Note to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
          Act) in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder (or a successor provision);

               (2) The registered holder presenting such Restricted Note for transfer shall have certified to the Trustee in writing that such registered holder is transferring such Restricted Note outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act;

               (3)(A) The registered holder presenting such Restricted Note for transfer shall have certified to the Trustee in writing that such registered holder is transferring such Restricted Note to an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in a transaction not involving any general solicitation or general advertising; and (B) a broker or dealer registered under Section 15 of the Exchange Act shall have certified to the Trustee in writing that:
          (x) each person who will become a beneficial owner of the Restricted Note upon transfer is an institutional "accredited investor" (as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act); (y) no general solicitation or general advertising was made or used by such broker or dealer in connection with the offer and sale of such Restricted Note to such person(s); and (z) such institutional "accredited investor" has been informed that the Notes have not been registered under the Securities Act and are subject to the restrictions on transfer set forth in the Notes and this Indenture;

               (4) The registered holder presenting such Restricted Note for transfer shall have certified to the Trustee in writing that the registered holder is transferring the Registered Note to the Company; or

               (5) The registered holder presenting such Restricted Note for transfer shall have delivered an opinion of counsel acceptable in form and substance to the Company, that the transfer is being made pursuant to another available exemption from, or a transaction not otherwise subject to, the registration requirements of the Securities Act.

          For purposes of this Section 2.6(b), any such certification to the Trustee in writing shall be in the form of the Transfer Notice set forth on the reverse of such Note. In the case of a transfer pursuant to the foregoing clauses (ii), (iii) or (v) above, the Company may require that the registered holder deliver an opinion of counsel, certifications or other information acceptable to it in form and substance.

          (c) (i) Bearer Notes may, at the option of the holder thereof, be exchanged for an equal aggregate principal amount of Registered Regulation S Notes in denominations of $1,000 and integral multiples thereof without Coupons and/or Bearer Notes of authorized denominations, upon surrender of the Bearer Notes to be exchanged at any office or agency outside the United States designated for such purpose by the Company pursuant to Section 5.2 hereof, with all unmatured Coupons and all matured Coupons in default thereto appertaining. If such holder is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Notes are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing Coupon or Coupons or the surrender of such missing Coupon or Coupons may be waived by the Company if there be furnished to it and the Trustee such security or indemnity as it may require to save it, the Trustee, the Paying Agent and any paying agency harmless. If thereafter the holder of such Note shall surrender to any paying agency any such missing Coupon or Coupons in respect of which such a payment shall have been made, such holder shall be entitled to receive the amount of such payment from the Company; PROVIDED, HOWEVER, that, except as otherwise provided in the form of Bearer Note set forth in Exhibit A hereto, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons outside of the United States, its territories and its possessions. Bearer Notes and Coupons are transferable upon delivery.

              (ii) The Trustee shall maintain a separate Registrar for all Registered Notes that were previously held as Bearer Notes.

          (d) Registered Notes may, at the option of the holder thereof, be exchanged for Registered Notes of any other authorized denominations and of a like aggregate principal amount, upon surrender of the Registered Notes to be exchanged at any office or agency designated for such purpose by the Company pursuant to Section 5.2 hereof. Registered Notes shall not be exchangeable for Bearer Notes. Whenever any Registered Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Notes which the holder making the exchange is entitled to receive.
If the Registered Note so surrendered for exchange is a Registered Accredited Investor Note and the holder thereof requests in writing that such Registered Accredited Investor Note be exchanged for an interest in the Rule 144A Global Note, such Registered Accredited Investor Note will be exchangeable into an equal aggregate principal amount of beneficial interests in the Rule 144A Global Note; PROVIDED, HOWEVER, that, if such Registered Accredited Investor Note is a Restricted Note, such exchange may only be made if such holder certifies to the Trustee in writing that such holder is a QIB by completing the Transfer Notice on the reverse of such Note. Upon any exchange as provided in the immediately preceding sentence, the Trustee shall cancel such Registered Accredited Investor Note and cause, or direct any custodian for the Rule 144A Global Note to cause, in accordance with the standing instructions and procedures existing between the Depositary and any such custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note to be increased accordingly. If no Rule 144A Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate a new Rule 144A Global Note in the appropriate principal amount.

          (e) Any person having a beneficial interest in a Rule 144A Global Note may upon request exchange such beneficial interest for a Registered Note only as provided in this paragraph. Upon receipt by the Company and the Trustee of (i) written instructions

(or such other form of instructions as is customary) on behalf of any person having a beneficial interest in a Rule 144A Global Note and (ii) in the case of a Restricted Note, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the person designated as being the beneficial owner, a certification to that effect from such person; or

               (B) if such beneficial interest is being transferred to a person other than the person designated as being the beneficial owner, a certificate from such person that the provisions of Section 2.6(b) hereof have been satisfied;

in which case the Trustee or any custodian for the Rule 144A Global Note, at the direction of the Trustee shall, in accordance with the standing instructions and procedures existing between the Depositary and such custodian, cause the aggregate principal amount of the Rule 144A Global Note to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee a Registered Note in the appropriate principal amount and, if such Registered Note is a Restricted Note, including the appropriate legend. Registered Notes issued in exchange for a beneficial interest in the Rule 144A Global Note pursuant to this paragraph shall be registered in such names and in such authorized denominations as the Trustee shall be instructed in writing. The Trustee shall deliver such Registered Notes to the persons in whose names such Notes are so registered.

          (f) Notwithstanding any other provision of this Indenture (other than the provisions set forth in Section 2.6(e) hereof), the Rule 144A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (g) If at any time (i) the Depositary for the Rule 144A Global Note notifies the Company and the Company notifies the Trustee in writing that the Depositary is unwilling or unable to continue as Depositary for the Rule 144A Global Note and a successor Depositary for the Rule 144A Global Note is not appointed by the Company within 90 days after delivery of such notice, or (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Registered Notes under this Indenture, then the Company shall execute, and the Trustee shall authenticate and deliver, Registered Notes in an aggregate principal amount equal to the principal amount of the

Rule 144A Global Note in exchange for such Rule 144A Global Note (registered in the names and denominations specified by the Depositary).

          (h) Each certificate evidencing Restricted Notes shall bear a legend in substantially the following form:

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS (OR SUCH SHORTER PERIOD AS SHALL BE PERMITTED AS A RESULT OF AN AMENDMENT TO THE RULES UNDER THE SECURITIES ACT IN RESPECT THEREOF) AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A CURRENT REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) IN A TRANSACTION ARRANGED BY A BROKER OR DEALER REGISTERED UNDER THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT) THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR

          OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. IF ANY RESALE OR OTHER TRANSFER OF THIS SECURITY IS PROPOSED TO BE MADE PURSUANT TO CLAUSE (II)(E) ABOVE PRIOR TO THE DATE WHICH IS THREE YEARS (OR SUCH SHORTER PERIOD AS SHALL BE PERMITTED AS A RESULT OF AN AMENDMENT TO THE RULES UNDER THE SECURITIES ACT IN RESPECT THEREOF) AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(D),(E) AND (F) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          THIS SECURITY IS SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED MAY 22, 1996 BETWEEN THE COMPANY AND ROBERTSON, STEPHENS & COMPANY LLC AND NATWEST SECURITIES LIMITED, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE.

          (i) The restrictions imposed by Section 2.6(b) upon the transferability of any particular Restricted Note shall cease and terminate (i) when such Restricted Note has been (x) sold pursuant to an effective registration statement under the Securities Act or (y) transferred pursuant to Rule 144 under the Securities Act (or any successor provisions thereto), unless the holder is an affiliate of the Company within the meaning of said Rule 144 (or such successor provision) or (ii) upon the date which is three years (or such shorter period as shall be permitted as a result of an amendment to the rules under the Securities Act in respect thereof) after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Restricted Note (or any predecessor security) (the "Resale Restriction Termination Date"). Any Restricted Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Note for exchange to the Trustee in accordance with the provisions of this Section 2.6(i) (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer pursuant to Rule 144 (or any successor provision), by an opinion of counsel reasonably acceptable to the Company, addressed to the Company and the Trustee and in form and scope satisfactory to the Company, to the effect that the transfer of such Restricted Note has been made in compliance with Rule 144 (or such successor provision)), be exchanged for a new Registered Note, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 2.6(h) hereof. The Company shall promptly inform the Trustee in writing of the effective date of any registration statement registering the Notes under the Securities Act.

          (j) The transfer and exchange of the Rule 144A Global Note or beneficial interest therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

          (k) At such time as all beneficial interests in the Rule 144A Global Note have either been exchanged for Registered Notes, redeemed, repurchased or cancelled, the Rule 144A Global Note shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Rule 144A Global Note is exchanged for Registered Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by the Rule 144A Global Note shall be reduced accordingly and an endorsement shall be made on the Rule 144A Global Note, by the Trustee or any custodian therefor, at the direction of the Trustee, to reflect such reduction.

          (l) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          (m) Every Registered Note presented for registration of transfer or surrendered for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Transfer Agent to which such Note is presented or surrendered and the Registrar, duly executed by the holder thereof or his attorney duly authorized in writing. All such instruments shall comply with the applicable provisions of this Section
2.6. The registration of the transfer of a Registered Note by the Registrar shall be deemed to be the written acknowledgment of such transfer on behalf of the Company.

          (n) No service charge shall be made for any registration of transfer or exchange, but the Company or the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.7 hereof or not involving any registration of transfer.

          (o) Neither the Company nor the Trustee nor any of the offices or agencies designated for the purposes specified in Section 5.2 hereof nor any Transfer Agent shall be required (i) to exchange Bearer Notes for Registered Notes during the period between the close of business on any Interest Record Date and the opening of business on the next succeeding Interest Payment Date,
(ii) to exchange any Bearer Note (or portion thereof) for a Registered Note if the Company shall determine and inform the Trustee in writing that, as a result thereof, the Company may incur adverse consequences under the federal income tax laws and regulations (including proposed regulations) of the United States in effect or proposed at the time of such exchange, or (iii) in the event of a redemption in part, (A) to register the transfer or exchange of Registered Notes or to exchange any Bearer Notes for Registered Notes during a period of 15 days immediately preceding the date notice is given pursuant to Section 3.2 hereof identifying the serial numbers of any Notes to be redeemed, or (B) to register the transfer or exchange of any Registered Note so selected for redemption in whole or in part, except portions not being redeemed of Notes being redeemed in part, or (C) to exchange any Bearer Note called for redemption; PROVIDED, HOWEVER, that a Bearer Note called for redemption may be exchanged, on the terms and conditions set forth above, for a Registered Note that is simultaneously surrendered, with written instruction for payment on the date fixed for redemption, unless the date fixed for redemption is between the close of business on any Interest Record Date and the close of business on the next succeeding Interest Payment Date, in which case such exchange may only be made prior to the Interest Record Date immediately preceding the date fixed for redemption.

Section 2.7  EXCHANGE.

          (a) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company in accordance with this Indenture to the Trustee for authentication together with an Officers' Certificate of the Company directing such authentication, and the Trustee shall thereupon authenticate and make such Notes available for delivery upon and in accordance with the written order of the Company. No Note shall be valid or enforceable for any purpose unless and until the certificate of authentication thereon shall have been manually signed by a duly authorized signatory of the Trustee and such duly executed certificate of authentication on any Note shall be conclusive evidence that the Note has been duly authenticated and delivered hereunder.

          (b) The Regulation S Global Note, the Rule 144A Global Note and the Registered Accredited Investor Notes will be issued upon payment to the Company or its order in United States dollars by wire transfer to a United States dollar account designated by the Company, at 3:00 p.m., London time, on the "Closing Date." Such payment will be made (1) upon authorization from the Managers, (2) against delivery as provided in Section 2.7(c) hereof of the amount, if any, of Rule 144A Notes and Accredited Investor Notes as the Managers may request and as they shall direct, and (3) against the delivery of the Regulation S Global Note for the balance of the Notes to the Common Depositary. The Regulation S Global Note shall be held on deposit with the Common Depositary for the accounts of the Euroclear Operator and Cedel for credit to the Managers' Notes Clearance Accounts (or to such other accounts as the Managers may have specified) with the Euroclear Operator or Cedel.

          (c) On the Closing Date, the Company shall execute and deliver to (i) the Managers, at the offices of Robertson, Stephens & Company LLC in the city of New York, temporary Registered Accredited Investor Notes (which shall have been duly authenticated by the Trustee and which may be in typewritten form) in respect of the Accredited Investor Notes and (ii) the Depositary, at its office in New York, the Rule 144A Global Note (which shall have been duly authenticated by the Trustee and which may be in typewritten form) in respect of the Rule 144A Notes. On or before the Exchange Date (as defined in Section 2.7(d)), the Company will execute and deliver to the Trustee at the Principal Corporate Trust Office, Registered Accredited Investor Notes in the aggregate principal amount of the Registered Accredited Investor Notes outstanding. At the request of a holder of temporary Registered Accredited Investor Notes, the Trustee shall deliver to such holder Registered Accredited Investor Notes in exchange for an equal aggregate principal amount of temporary Registered Accredited Investor Notes.

          (d) On or before the Exchange Date, the Company will execute and deliver to the Trustee, at its office in London, definitive Registered Regulation S Notes and Bearer Notes in the aggregate principal amount outstanding in the Regulation S Global Note and in such proportion of Registered Regulation S Notes to Bearer Notes as the Trustee may specify. "Exchange Date" means the date following the expiration of the 60-day period commencing on the Closing Date. On or after the Exchange Date, the Regulation S Global Note may be surrendered to the Trustee at its London office to be exchanged, as a whole or in part, for definitive Bearer Notes without charge, and the Trustee shall authenticate and deliver, in exchange for such Regulation S Global Note or the portions thereof to be exchanged, an equal aggregate principal amount of definitive Bearer Notes, but only upon presentation to the Trustee at its London Office of a certificate of the Euroclear Operator or Cedel with respect to the Regulation S Global Note or portions thereof being exchanged, to the effect that it has received a certificate or certificates satisfactory to it with respect to non-U.S. Person beneficial ownership on the part of the holders of the Notes accepted for clearance through Euroclear or Cedel, as appropriate, dated no earlier than 15 days prior to the Exchange Date and signed by the person appearing in its records as the owner of the Regulation S Global Note or portions thereof being exchanged. Similarly, after the Exchange Date, portions of the Regulation S Global Note may be exchanged for an equal aggregate principal amount of definitive Registered Regulation S Notes upon presentation to the Trustee at its office in Luxembourg of a request for such exchange accompanied by a certification of non-U.S. beneficial ownership.

          (e) The definitive Notes and Coupons shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes and Coupons, as evidenced by such execution.

          (f) Bearer Notes and Registered Notes may only be issued in exchange for interests in the temporary Regulation S Global Note upon receipt of certification of non-U.S. beneficial ownership and undertakings not to resell the related security in the United States or in contravention of restrictions on resale to U.S. Persons. Bearer Notes will be delivered only outside the United States, its territories or its possessions.

          (g) The delivery to the Trustee by the Euroclear Operator or Cedel of any certificate referred to above may be relied upon by the Company and the Trustee as conclusive evidence that a corresponding certificate or certificates has or have been delivered to the Euroclear Operator or Cedel pursuant to the terms of this Indenture.

          (h) Upon any such exchange of a portion of the Regulation S Global Note for a definitive Bearer Note or Notes or a definitive Registered Regulation S Note or Notes, the Regulation S Global Note shall be endorsed by the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such definitive Note or Notes. Until so exchanged in full for definitive Notes, the Regulation S Global Note shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder, except that neither the holder thereof nor the beneficial owners of the Regulation S Global Note shall be entitled to receive payment of interest thereon or exercise conversion rights with respect thereto.

Section 2.8  REPLACEMENT NOTES.

          If a mutilated Note or a Note with a mutilated Coupon appertaining thereto is surrendered to the Trustee or if the holder of a Note or Coupon claims and submits to the Trustee an affidavit or other evidence, satisfactory to the Trustee, to the effect that the Note or Coupon has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate and deliver, in lieu of any such lost, destroyed or wrongfully taken Note or in exchange for the Note to which a lost, destroyed or wrongfully taken Coupon appertains (with all appurtenant Coupons not lost, destroyed or wrongfully taken) a replacement Note with Coupons corresponding to the Coupons, if any, appertaining to such lost, destroyed or wrongly taken Note or to the Note to which such lost, destroyed or wrongfully taken Coupon appertains, if the Trustee's requirements are met. If required by the Trustee or the Company, such holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note or Coupon is replaced. The Company may charge such holder for its reasonable, out-of-pocket expenses in replacing a Note or Coupon.

          In case any such lost, destroyed or wrongfully taken Note or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note or Coupon; PROVIDED, HOWEVER, that principal of and any premium and interest on Bearer Notes shall, except as otherwise provided in the Bearer Notes, be payable only at an office or agency located outside the United States and its possessions.

          Every replacement Note or Coupon is an additional obligation of the Company.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes or Coupons.

Section 2.9  OUTSTANDING NOTES.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee (including any Note represented by a Rule 144A Global Note or a Regulation S Global Note) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder and those described in this Section 2.9 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note, except as provided in Section
2.10 hereof.

          If a Note is replaced pursuant to Section 2.8 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.8 hereof.

          If on a date fixed for redemption the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date in accordance with Section 3.3 hereof and payment of the Notes called for redemption is not otherwise prohibited pursuant to Article IV hereof or otherwise, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10  TREASURY NOTES.

          In determining whether the holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee actually knows are so owned shall be disregarded.

Section 2.11  TEMPORARY NOTES.

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company reasonably and in good faith considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as permanent Notes authenticated and delivered hereunder, except as provided in Section 2.7(h) hereof.

Section 2.12  CANCELLATION.

          The Company at any time may deliver Notes or Coupons to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes or Coupons surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes or Coupons surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.8 hereof, the Company may not issue new Notes or Coupons to replace Notes or Coupons that have been paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.12, except as expressly permitted in the form of Notes and as permitted by this Indenture.

Section 2.13 PAYMENT.

          (a) The Company will pay or cause to be paid to the Paying Agent the amounts, at the times and for the purposes, set forth herein and in the text of the Notes, and the Company hereby authorizes and directs the Paying Agent to make payment of the principal of, premium, if any, and interest on and Additional Amounts, if any, on the Notes from such payments.

          (b) At least 15 days prior to the date on which any payment of Additional Amounts shall be required to be made pursuant to Section 2 of the Notes, the Company will furnish the Paying Agent, each other paying agency of the Company and the Trustee with a certificate of one of its duly authorized officers instructing the Paying Agent and each other paying agency of the Company as to the amounts required (i) to be deducted or withheld for or on account of any taxes described in Section 2 of the Notes from a payment to be made on that date and (ii) to be paid to each holder of Notes or Coupons as Additional Amounts pursuant to that paragraph. If the foregoing amounts are not uniform for all holders, then the Company's certificate shall specify by country of residence or other factor the amounts required to be deducted or withheld and to be paid as Additional Amounts for each holder or class of holders of the Notes or Coupons. In the absence of its receipt of any such certificate from the Company, the Paying Agent may make payment without deduction or withholding. The Company hereby agrees to indemnify the Paying Agent, each other paying agency of the Company and the Trustee for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or willful misconduct on their part, arising out of or in connection with actions taken or omitted by any of them in reliance on any certificate furnished pursuant to this Section.

          (c) Interest on any Registered Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note is registered at the close of business on the Interest Record Date even if such Registered Note is cancelled after such Interest Record Date. In case a Bearer Note is surrendered for exchange for a Registered Note after the close of business on any Interest Record Date and before the opening of business on the next succeeding Interest Payment Date, the Trustee shall not be required to perform such transfer or exchange of such Note.

          (d) If a Registered Note is converted after the close of business on an Interest Record Date and before the opening of business on the next succeeding Interest Payment Date, the interest due on such Interest Payment Date shall be paid on such Interest Payment Date to the person in whose name that
Note is registered at the close of business on that Interest Record Date.

          (e) In order to provide for the payment of the principal of, premium, if any, and interest on the Notes (and Additional Amounts, if any, with respect thereto) as the same shall become due and payable, the Company shall pay to the Paying Agent to accounts specified by the Paying Agent, in cash or same day funds, the following amounts (and the Company shall give notice to the Trustee at least one full Business Day prior to the date payment is due to the Paying Agent as to the means of such payment), to be held and applied by the Paying Agent as hereinafter set forth:

               (1) The Company shall pay to the Paying Agent on the Business Day immediately prior to each Interest Payment Date an amount sufficient to pay the interest due on (and Additional Amounts, if any, on) all the Notes outstanding on such Interest Payment Date, and the Paying Agent shall apply the amounts so paid to it to the payment of such interest (and Additional Amounts, if any) on such Interest Payment Date.

               (2) If the Company shall elect, or shall be required, to redeem all or any part of the Notes in accordance with Article III hereof, the Company will pay to the Paying Agent (other than the Company or an Affiliate of the Company) on the Business Day immediately prior to the date fixed for redemption thereof an amount sufficient (with any amount then held by the Paying Agent and available for the purpose) to pay the Redemption Price of the Notes called for redemption or entitled to be redeemed, together with accrued interest thereon (and Additional Amounts, if any, with respect thereto) to the date fixed for redemption and not paid pursuant to clause (e)(i) of this Section 2.13, and the Paying Agent shall apply such amount to the payment of the Redemption Price and accrued interest (and Additional Amounts, if any) in accordance with the terms of Article III hereof.

               (3) On the Business Day immediately prior to the Stated Maturity of the Notes, the Company shall pay to the Paying Agent an amount which, together with any amounts then held by the Paying Agent, and available for payment thereof, shall be equal to the entire amount of principal and interest (and Additional Amounts, if any) to be due on such maturity date on all the Notes then outstanding, and the Paying Agent shall apply such amount to the payment of the principal of and interest on (and Additional Amounts, if any, on) the Notes in accordance with the terms of the Notes.

Section 2.14  DEFAULTED INTEREST.

          Any interest on any Registered Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Interest Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or
(2) below:

          (1) The Company may make payment of any Defaulted Interest to the holder of a Registered Note on a subsequent record date established by notice given by mail by or on behalf of the Company to such holder not less than 15 days preceding such subsequent record date, such record date to be not less than 10 days preceding the date of payment of such Defaulted Interest.

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed reasonably practicable by the Trustee.

          Any Defaulted Interest payable in respect of any Bearer Note shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner that there is no discrimination between the holders of Registered Notes and Bearer Notes, and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Company, in the manner provided in Section 17.3 hereof.

          Subject to the foregoing provisions of this Section 2.14, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.15  COMPUTATION OF INTEREST.

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                   ARTICLE III

                               REDEMPTION OF NOTES

     Section 3.1 REDEMPTION. The Company may, at its option, redeem all or from time to time any part of the Notes on any date prior to maturity, upon notice as set forth in Section 3.2, and at the optional redemption prices set forth in the form of Note attached as Exhibit A hereto, together with accrued interest, if any, to, but excluding, the date fixed for redemption, PROVIDED, HOWEVER, that no such redemption shall be effected before May 22, 1998, PROVIDED further that the Company may not redeem the Notes prior to May 15, 1999 unless the closing price of the Common Stock on the principal stock exchange market on which the Common Stock is then quoted or admitted to trading equals or exceeds 150% of the Conversion Price for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the fifth Trading Day prior to the date the notice of redemption is first mailed to the holders of the Notes, and in no event shall any notice of redemption be given if such redemption would cause the Company to be in default under the Line of Credit.

     Section 3.2 NOTICE OF REDEMPTION; SELECTION OF NOTES. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.1, it shall fix a date for redemption. The Company shall, at least 75 days (or such shorter period as shall be reasonably acceptable to the Trustee) before the date fixed for redemption, give written notice to the Agents of its election to redeem the outstanding Notes on the date fixed for redemption and state in such notice that the conditions precedent to such redemption have occurred and describe them, and shall request the Trustee to arrange for publication and mailing of the notice specified in the next paragraph.

     In the case that the Company shall give notice to the Agents of its election to redeem the Notes, the Trustee shall cause to be given to the holders of the Notes on behalf of and at the expense of the Company a notice of redemption in accordance with Section 17.3 hereof. The Trustee shall send a copy of such notice to the Company, the Paying Agent (if different from the Trustee) and each other paying agency of the Company. In the case of a redemption in whole, notice will be given once not more than 60 days and not less than 45 days prior to the date fixed for redemption. In the case of a partial redemption, notice will be given twice, the first such notice to be given not more than 60 days nor less than 45 days prior to the date fixed for redemption and the second such notice to be given not more than 45 days and not less than 30 days prior to the date fixed for redemption.

     Each such notice of redemption shall specify the aggregate principal amount of Notes to be redeemed, the date fixed for redemption, the redemption price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, together with, in the case of Bearer Notes, with all appurtenant Coupons, if any, maturing subsequent to the date fixed for redemption, that interest accrued to, but excluding, the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Price and that the right to convert such Notes or portions thereof into Common Stock will expire at the close of business on the Trading Day next preceding the date fixed for redemption (unless the Company fails to redeem such Notes on such date). If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed. In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

     On or prior to the date fixed for redemption specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 5.4) an amount of money sufficient to redeem on the date fixed for redemption all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued interest to, but excluding, the date fixed for redemption, PROVIDED that if such payment is made on the date fixed for redemption it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time, on such date. If any Note called for redemption is converted pursuant hereto, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its request, or, if then held by the Company shall be discharged from such trust.

     If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or integral multiples thereof), by lot or, in its sole discretion, on a pro rata basis. If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as may be) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is converted as a whole or in part before the mailing of the notice of redemption. Notes may be redeemed in part only in denominations of $1,000 or any integral multiple thereof.

     Upon any redemption of less than all Notes, the Company and the Trustee shall treat as outstanding any Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and shall treat as not outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

     Section 3.3 PAYMENT OF NOTES CALLED FOR REDEMPTION. If notice of redemption has been given as above provided, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to, but excluding, the date fixed for redemption. On and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to said date) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and such Notes shall cease, except as provided in Sections 8.5 and 13.4, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest to, but excluding, the date fixed for redemption. On and after the close of business on the Trading Day next preceding the date fixed for redemption (unless the Company shall default in the payment of such Notes at the redemption price, together with accrued interest to the date fixed for redemption) the Notes or portion of the Notes called for redemption shall also cease to be convertible into Common Stock. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof to be redeemed shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to, but excluding, the date fixed for redemption; PROVIDED that, if the applicable date fixed for redemption is an Interest Payment Date, the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes on the relevant record date subject to the terms and provisions of Section 2.13 hereof.

     Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

     Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail or publish any notice of optional redemption during the continuance of a default in payment of interest or premium on the Notes or of any Event of Default of which, in the case of any Event of Default other than under Section 7.1(a), (b) or (c), a Responsible Officer of the Trustee has knowledge. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Note and such Note shall remain convertible into Common Stock until the principal and premium, if any, shall have been paid or duly provided for.

     Section 3.4 CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to, but excluding, the date fixed for redemption, of such Notes.
Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the redemption price of such Notes, together with interest accrued to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article XV) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense or investigation of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.


                                   ARTICLE IV

                             SUBORDINATION OF NOTES

     Section 4.1 AGREEMENT OF SUBORDINATION. The Company covenants and agrees, and each holder of Notes issued hereunder by its acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article IV; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

     The payment of the principal of, premium, if any, and interest on all Notes (including, but not limited to, the redemption price or repurchase price with respect to the Notes to be redeemed or repurchased, as provided in this Indenture) issued hereunder and all other payments to Noteholders required hereunder (the "Subordinated Indebtedness") shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

     No provision of this Article IV shall prevent the occurrence of any default or Event of Default hereunder.

     Section 4.2 PAYMENTS TO NOTEHOLDERS. No payment shall be made with respect to Subordinated Indebtedness, except payments made pursuant to Article XIII from monies deposited with the Trustee pursuant thereto prior to the happening of the events specified in either of the following clauses (i) or
(ii), if:

          (i) a default in the payment of principal of or, premium, if any, interest or other payment due on any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

          (ii) a default, other than a payment default, on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee and the Company receive a notice of the default (a "Payment Blockage Notice") under the Line of Credit or from a holder (or a trustee on behalf of such holder) of at least $5,000,000 in outstanding principal amount of such Designated Senior Indebtedness.

          If the Trustee and the Company receive any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless (A) at least 365 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice, and (B) either (x) all scheduled payments of the principal of and premium, if any, and interest on the Notes that have come due have been paid in full in cash or (y) the Trustee or the Noteholders shall not have instituted proceedings to enforce the Noteholders' right to receive such payments. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee and the Company shall be, or be made, the basis for a subsequent Payment Blockage Notice. If the Trustee and the Company receive a Payment Blockage Notice pursuant to clause (ii) above that is ineffective pursuant to this paragraph, the Trustee shall continue to make payments pursuant to this Indenture.

          The Company may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

          (1) the date upon which the default referred to in clause (i) or (ii) above, as applicable, is cured or waived, or

          (2) in the case of a default referred to in clause (ii) above, 179 days pass after the Payment Blockage Notice is received unless the maturity of such Designated Senior Indebtedness has been accelerated, unless this Article IV otherwise prohibits the payment or distribution at the time of such payment or distribution.

     Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made on account of Subordinated Indebtedness (except payments made pursuant to Article XIII from monies deposited with the Trustee pursuant thereto prior to the happening of such dissolution, winding-up, liquidation or reorganization or bankruptcy, insolvency, receivership or other such proceedings); and upon any such dissolution or winding-up or liquidation or reorganization or bankruptcy, insolvency, receivership or other such proceedings, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes or the Trustee under this Indenture would be entitled, except for the provision of this Article IV, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the Notes or to the Trustee under this Indenture. The holders of Designated Senior Indebtedness shall have the right to file proofs of claim on behalf of the holders of the Notes.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee under this Indenture or by any holders of the Notes before all Senior Indebtedness is paid in full, or provision is made for such payment in accordance with its terms, such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution (or provision therefor) to or for the holders of such Senior Indebtedness.

     For purposes of this Article IV, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Article IV with respect to the Notes) to the payment of all Senior Indebtedness which may at the time be outstanding and no principal amount of which is payable prior to the maturity of the Line of Credit; PROVIDED that (i) the Senior

Indebtedness is assumed by the new corporation, if any, resulting from such reorganization or adjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or by the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article XII shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.2 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article XII. Nothing in this Section 4.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.6. This Section 4.2 shall be subject to the further provisions of Section 4.5.

     Section 4.3 SUBROGATION OF NOTES. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article IV (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Notes or the Trustee would be entitled except for the provisions of this Article IV, and no payment over pursuant to the provisions of this Article IV, to or for the benefit of the holders of Senior Indebtedness by holders of the Notes or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Notes pursuant to the subrogation provisions of this Article IV, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Notes. It is understood that the provisions of this Article IV are and are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     Nothing contained in this Article IV or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article IV of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article IV, the Trustee, subject to the provisions of Section 8.1, and the holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article IV.

     Section 4.4 AUTHORIZATION BY NOTEHOLDERS. Each holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article IV and appoints the Trustee his attorney-in-fact for any and all such purposes.

     Section 4.5 NOTICE TO TRUSTEE. The Company shall give prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Notes pursuant to the provisions of this Article IV. Notwithstanding the provisions of this Article IV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Indebtedness (including

Designated Senior Indebtedness) or of any default or event of default with respect to any Senior Indebtedness (including Designated Senior Indebtedness) or of any other facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this
Article IV, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company (in the form of an Officers' Certificate) or from a holder or holders of Senior Indebtedness or Designated Senior Indebtedness or from any trustee thereof who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such holder or trustee; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.1, shall be entitled in all respects to assume that no such facts exist; PROVIDED that if on a date at least two (2) Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Note), the Trustee shall not have received with respect to such monies the notice provided for in this
Section 4.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

     Notwithstanding anything to the contrary hereinbefore set forth, nothing shall prevent any payment by the Trustee to the Noteholders of monies deposited with it pursuant to Section 13.1.

     The Trustee, subject to the provisions of Section 8.1, shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness or Designated Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or Designated Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article IV, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article IV, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Designated Senior Indebtedness to deliver a Payment Blockage Notice pursuant to this Article IV, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Designated Senior Indebtedness held by such person and any other facts pertinent to determining the right of such person to deliver a Payment Blockage Notice, and if such evidence is not furnished the Trustee may defer taking action with respect to a Payment Blockage Notice pending judicial determination as to the right of such person to give such notice.

     Section 4.6 TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS. The Trustee and any agent of the Company or the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article IV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 8.13 or elsewhere in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder. Nothing in this Article IV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.6.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article IV, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 4.2 and Section 8.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to holders of Notes, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article IV or otherwise.

     Section 4.7 NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     Section 4.8 CERTAIN CONVERSIONS DEEMED PAYMENT. For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article XV shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article and the weighted average maturity of which is no earlier than the maturity of the Notes. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Notes, the right, which is absolute and unconditional, of the holder of any Note to convert such Note in accordance with
Article XV.


                                    ARTICLE V

                       PARTICULAR COVENANTS OF THE COMPANY

     Section 5.1 PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, Additional Amounts, if any, and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Each installment of interest on the Notes due on any semi-annual Interest Payment Date may be paid by mailing checks for the interest payable to or upon the written order of the holders of Notes entitled thereto as they shall appear on the registry books of the Company; PROVIDED that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of $5,000,000, at the request of such holder in writing to the Company, interest on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by such holder to the Trustee and paying agent (if different from Trustee). The Company will cause the bank through which any payment on the Notes is made to deliver to the Paying Agent by 10:00 a.m. New York time, two business days prior to the due date for such payment irrevocable confirmation (by tested telex or authenticated Swift MT 100 Message) of its intention to make such payment.

     Section 5.2 MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in The City of New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee or the office of the Trustee in The City of New York.

     For as long as any Bearer Notes remain outstanding or until monies for the payment of all principal of, premium, if any, and interest on (and Additional Amounts with respect to) all outstanding Bearer Notes shall have been made available at the office of the Paying Agent and shall have been returned to the Company as provided in Section 13.4 hereof, the Company will maintain in at least one city in Western Europe, which shall be Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange, an office or agency where Bearer Notes may be surrendered for payment or conversion pursuant to Section 2.6 hereof and where notices and demands to or upon the Company in respect of the Bearer Notes or of this Indenture may be served.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     So long as there shall be Notes outstanding or until monies for the payment of all principal of, premium, if any, and interest on (and Additional Amounts with respect to) all outstanding Notes shall have been made available at the office of the Paying Agent and shall have been returned to the Company as provided in Section 13.4 hereof, the Company shall maintain a Note Registrar and additional transfer agencies (each, a "Transfer Agent" and, collectively, the "Transfer Agents") (i) where Registered Notes may be surrendered for registration of transfer or for exchange for Registered Notes in The City of New York and (ii) in at least one city in Western Europe, which shall be Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange, where Registered Notes may be surrendered for purposes of such transfer or exchange, and where Bearer Notes may be delivered in exchange for Bearer Notes or for Registered Notes. Consistent with applicable laws and regulations, including the provisions of the federal income tax laws of the United States, such agencies may be the same agencies as or different agencies from those maintained by the Company pursuant to Section 4.2(a). The Company hereby appoints the London Office of The Chase Manhattan Bank, N.A. and Chase Manhattan Bank

Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg, as Transfer Agents for such transfers and exchanges. The registration of transfer or exchange of Registered Notes shall only be made by the Trustee in The City of New York.

     The Company will give to the Trustee written notice of the locations of such offices or agencies and of any change in the locations thereof. If at any time the Company shall fail to maintain any such offices or agencies or shall fail to give such notice of the location or of any change in the locations thereof, presentations, surrenders, notices and demands in respect of Registered Notes may be made or served at the principal corporate trust office of the Trustee in The City of New York and in respect of Bearer Notes may be made or served at the principal office of the Trustee in London, England at which at any particular time its corporate trust business shall be administered.

     So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notice set forth in Section 8.10(a).

     Section 5.3 APPOINTMENTS TO FILL VACANCIES IN TRUSTEE'S OFFICE. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

     Section 5.4    PROVISIONS AS TO PAYING AGENT.

          (a) If the Company shall appoint a paying agent other than the Trustee or if the Trustee shall appoint such a paying agent, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.4:

               (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, Additional Amounts, if any, or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

               (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, Additional Amounts, if any, or interest on the Notes when the same shall be due and payable; and

               (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

          The Company shall, on or before each due date of the principal of, premium, if any, or interest on the Notes, deposit with the paying agent a sum sufficient to pay such principal, premium, if any, Additional Amounts, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, PROVIDED that if such deposit is made on the due date, such deposit must be received by the paying agent by 10:00 a.m., New York City time, on such date.

          (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, Additional Amounts, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, Additional Amounts, if any, or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, Additional Amounts, if any, or interest on the Notes when the same shall become due and payable.

          (c) Anything in this Section 5.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 5.4, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

          (d) Anything in this Section 5.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.4 is subject to Sections 13.3 and 13.4.

     Section 5.5 EXISTENCE. Subject to Article XII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

     Section 5.6 STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

     Section 5.7 COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 1996) an Officers' Certificate stating whether or not the signers know of any Event of Default that occurred during such period. If they do, such Officers' Certificate shall describe the Event of Default and its status.

     Section 5.8 FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 5.9 RULE 144A INFORMATION. The Company shall furnish to the holders or the beneficial holders of the Notes or the underlying Common Stock and prospective purchasers of Notes or the underlying Common Stock designated by the holders of Notes or the underlying Common Stock, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Notes are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act.

                                   ARTICLE VI

          NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

     Section 6.1 NOTEHOLDERS' LISTS. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) days after each January 15 and July 15 in each year beginning with July 15, 1996, and at such other times as the Trustee may request in writing, within thirty
(30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Registered Notes as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note registrar.

     Section 6.2    PRESERVATION AND DISCLOSURE OF LISTS.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Registered Notes contained in the most recent list furnished to it as provided in Section 6.1 or maintained by the Trustee in its capacity as Note registrar, if so acting. The Trustee may destroy any list furnished to it as provided in
Section 6.1 upon receipt of a new list so furnished.

          (b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

     Section 6.3    REPORTS BY TRUSTEE.

          (a) Within sixty (60) days after May 15 of each year commencing with the year 1996, the Trustee shall transmit to holders of Notes such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

     Section 6.4 REPORTS BY COMPANY. The Company shall file with the Trustee and the Commission, and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; PROVIDED that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission.

     The Company will deliver to the Trustee (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company
(i) a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, all reported on by an independent public accountant of nationally recognized standing and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations for such fiscal year and a description of the business and properties of the Company and (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company (i) an unaudited consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for such fiscal quarter and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations of the Company for such quarter; PROVIDED that the foregoing statements and reports shall not be required for any fiscal year or quarter, as the case may be, with respect to which the Company files with the Trustee an annual report or quarterly report, as the case may be, pursuant to the preceding paragraph of this Section 6.4.


                                   ARTICLE VII

                              DEFAULTS AND REMEDIES

     Section 7.1 EVENTS OF DEFAULT. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

          (a) default in the payment of any installment of interest upon any of the Notes or any Additional Amounts as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days, whether or not such payment is prohibited by the provisions of Article IV; or

          (b) default in the payment of the principal of and premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption, by declaration or otherwise, whether or not such payment is prohibited by the provisions of
     Article IV; or

          (c) a default in the payment of the Repurchase Price in respect of any Note on the repurchase date therefor in accordance with the provisions of Article XVI, whether or not such payment is prohibited by the provisions of Article IV; or

          (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) (a "Covenant Default") continued for a period of forty-five
     (45) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4, PROVIDED that such forty-five (45) day period may be extended for an additional forty-five (45) days if the Company is disputing the existence of such Covenant Default in good faith and has provided to the Trustee prior to the expiration of the initial forty-five (45) day period an Officers' Certificate to such effect setting forth in reasonable detail the basis on which the Company is disputing the existence of such Covenant Default; or

          (e) default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether such indebtedness now exists or shall hereafter be created, which default (i) constitutes a failure to pay at a final maturity an aggregate principal amount of such indebtedness exceeding $5,000,000 or
     (ii) shall have resulted in an aggregate principal amount of such indebtedness exceeding $5,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of thirty (30) days after there shall have been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged, or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; PROVIDED, HOWEVER, that if, prior to the entry of judgment in favor of the Trustee, such acceleration, if any shall be rescinded or annulled, or such default under such indenture or instrument shall be remedied or cured by the Company or waived by the holders of such indebtedness, or if any amounts due and payable as a result of maturity or such acceleration are paid in full, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Noteholders; PROVIDED FURTHER that, subject to the provisions of Sections
     8.1 and 8.2, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Noteholder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

          (f) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

          (g) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 7.1(f) or (g) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 9.4, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of and premium, if any, on all the Notes and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 7.1(f) or (g) with respect to the Company occurs and is continuing, the principal of, and premium, if any, on all the Notes and the interest accrued thereon shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Notes and any Additional Amounts and the principal of and premium, if any, on any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest and Additional Amounts (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Notes, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.6, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, Additional Amounts, if any, and accrued interest on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.7, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default and the Trustee will not be deemed to have knowledge of such Event of Default prior to receipt of notice.

     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been instituted.

     Section 7.2 PAYMENTS OF NOTES ON DEFAULT; SUIT THEREFOR. The Company covenants that (a) in case default shall be made in the payment by the Company of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of or premium, if any, or Additional Amounts, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption or repurchase, by declaration under this Indenture or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal and premium, if any, or Additional Amounts, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, Additional Amounts, if any, and interest on the Notes to the holders, whether or not the Notes are overdue.

     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

     In the case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obliger, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.6; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.


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

     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

     Section 7.3 APPLICATION OF MONIES COLLECTED BY TRUSTEE. Any monies collected by the Trustee pursuant to this Article VII shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

          First: To the payment of all amounts due the Trustee and its agents under Section 8.6;

          Second: Subject to the provisions of Article IV, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the persons entitled thereto;

          Third: Subject to the provisions of Article IV, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, Additional Amounts, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes; and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, Additional Amounts, if any, and interest without preference or priority of principal and premium, if any, over interest or Additional Amounts, or of interest or Additional Amounts over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

          Fourth: Subject to the provisions of Article IV, to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.


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

     Section 7.4 PROCEEDINGS BY NOTEHOLDER. No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.7; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 7.4, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of and premium, if any, Additional Amounts, if any, and interest on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

     Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, on his own behalf and for his own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, his rights of conversion as provided herein.


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

     Section 7.5 PROCEEDINGS BY TRUSTEE. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     Section 7.6    REMEDIES CUMULATIVE AND CONTINUING.  Except as provided in
Section 2.6, all powers and remedies given by this Article VII to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 7.4, every power and remedy given by this Article VII or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

     Section 7.7 DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY MAJORITY OF NOTEHOLDERS. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; PROVIDED, HOWEVER, that (a) such direction shall not be in conflict with any rule of law or with this Indenture nor result in any liability for the Trustee, and (b) the Trustee may, but shall have no obligation to, take any other action deemed proper by the Trustee which is not inconsistent with such direction. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 may on behalf of the holders of all of the Notes waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Notes, (ii) a failure by the Company to convert any Notes into Common Stock or (iii) a default in respect of a covenant or provisions hereof which under Article XI cannot be modified or amended without the consent of the holders of all Notes then outstanding. Upon any such waiver the Company, the


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

Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.7, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     Section 7.8 NOTICE OF DEFAULTS. The Trustee shall, within ninety (90) days after the occurrence of a default, give to Noteholders the notice provided in Section 17.3 of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; and PROVIDED that, except in the case of default in the payment of the principal of, or premium, if any, or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Noteholders.

     Section 7.9 UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; PROVIDED that the provisions of this Section 7.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 9.4, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or premium, if any, Additional Amounts, if any, or interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article XV.

     Section 7.10 DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the holders of


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

Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Notes, as the case may be.


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

     Section 8.1 DUTIES AND RESPONSIBILITIES OF TRUSTEE. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

          (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

               (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

               (2) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or


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

     Officers of the Trustee, unless it shall be provided that the Trustee was negligent in ascertaining the pertinent facts;

          (c) the Trustee shall not be liable to any Noteholder with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in
     Section 9.4 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.

          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 8.2 RELIANCE ON DOCUMENTS, OPINIONS, ETC. Except as otherwise provided in Section 8.1:

          (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

          (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity from the Noteholders against such expenses or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; and

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

     Section 8.3 NO RESPONSIBILITY FOR RECITALS, ETC. The recitals contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

     Section 8.4 TRUSTEE, PAYING AGENTS, CONVERSION AGENTS OR REGISTRAR MAY OWN NOTES. The Trustee, any paying agent, any conversion agent or Note registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same


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

rights it would have if it were not Trustee, paying agent, conversion agent or Note registrar.

     Section 8.5    MONIES TO BE HELD IN TRUST.  Subject to the provisions of
Section 13.4, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

     Section 8.6 COMPENSATION AND EXPENSES OF TRUSTEE; INDEMNIFICATION. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct.

     The Company agrees to indemnify the Trustee and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or willful misconduct on its part, arising out of or in connection with the administration of this trust and its right or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and in the Trustee's sole reasonable determination there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense


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

or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, or willful misconduct. To secure the Company's payment obligations in this Section 8.6, the Trustee shall have a lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust prior to any Event of Default to pay principal and premium, if any, of or interest on, or Additional Amounts with respect to, particular Notes. Without limiting any of the rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(f) or (g) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

     The Company's obligations under this Section 8.6 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article XIII of this Indenture and any rejection or termination of this Indenture under any bankruptcy law.

     Section 8.7 OFFICERS' CERTIFICATE AS EVIDENCE. Except as otherwise provided in Section 8.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence and willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Officers' Certificate, in the absence of negligence and willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

     Section 8.8 CONFLICTING INTERESTS OF TRUSTEE. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     Section 8.9 ELIGIBILITY OF TRUSTEE. There shall at all times be a Trustee hereunder which shall be a person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease


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

to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 8.10   RESIGNATION OR REMOVAL OF TRUSTEE.

          (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by giving notice thereof to the holders of Notes as provided in Section 17.3. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b) The Company may remove the Trustee and appoint a successor trustee in accordance with and by complying with the procedures and requirements set forth in this Section 8.10(b). In order to exercise its right to remove the Trustee in accordance with this Section 8.10(b), the Company shall deliver to the Trustee and shall give notice as provided in
     Section 17.3 of the proposed removal and appointment of a successor trustee (the "Removal Notice"). The Removal Notice shall (i) state that the Company proposes to remove the existing Trustee in accordance with Section 8.10(b) of the Indenture, (ii) set forth the name of the proposed successor trustee, (iii) include a certification by the Company that no default or Event of Default has occurred and is continuing under the Indenture, (iv) state that the proposed successor trustee shall succeed to the Trustee as trustee under the Indenture on the thirty-fifth (35th) day (or, if such day is not a Business Day, the next succeeding Business Day) unless holders of not less that 20% in aggregate principal amount of the Notes then outstanding object in writing to the removal of the existing Trustee to the Company or the Trustee within thirty (30) days after the date on which written notice of such proposed removal and appointment is given to the holders of all of the Notes, and (v) include a certification by the Company that, based on information provided by the proposed successor trustee, such proposed successor trustee is eligible to act as Trustee under the Indenture. The appointment of the proposed successor trustee shall become effective on the thirty-fifth (35th) day (or, if such day is not a Business Day, the next succeeding Business Day) after the giving of the notice to holders of Notes as required by the preceding sentence, by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, PROVIDED that neither such appointment nor such removal shall be effective in the event that (A) a default or Event of Default under the Indenture has occurred and is continuing as of such date, (B) written objections shall have been received by the Company or the Trustee by not less than 20% in aggregate principal amount of the Notes as contemplated by clause (iv) of the preceding sentence, or (C) the proposed successor trustee is not then eligible to act as Trustee under the Indenture.

          (c)  In case at any time any of the following shall occur:

               (1) the Trustee shall fail to comply with Section 8.8 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, or

               (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.9 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

               (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.9, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may


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

     deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (d) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

          (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

     Section 8.11 ACCEPTANCE BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.6, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.6.

     No successor trustee shall accept appointment as provided in this Section
8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.8 and be eligible under the provisions of Section 8.9.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.11, the Company shall give notice as provided in Section 17.3 of the succession of the former trustee


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hereunder to the holders of Notes.  If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

     Section 8.12 SUCCESSION BY MERGER, ETC. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, PROVIDED that in the case of any corporation or other entity succeeding to all or substantially all of the trust business of the Trustee such corporation or other entity shall be qualified under the provisions of Section
8.8 and eligible under the provisions of Section 8.9.

     Section 8.13 LIMITATION ON RIGHTS OF TRUSTEE AS CREDITOR. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

                                   ARTICLE IX

                           CONCERNING THE NOTEHOLDERS

     Section 9.1 ACTION BY NOTEHOLDERS. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article X, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen
(15) days prior to the date of commencement of solicitation of such action.


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     Section 9.2    PROOF OF EXECUTION BY NOTEHOLDERS.  Subject to the
provisions of Sections 8.1, 8.2 and 10.5, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Registered Notes shall be proved by the Note register or by a certificate of the Note registrar. The holding of Bearer Notes shall be proved by the production of the Bearer Notes or by a certificate executed, as depositary by, and the appointment of any proxy shall be proved by having the signature of the person executing the proxy witnessed or guaranteed by, in each case, any trust company, bank, or banker satisfactory to the Trustee.

     The record of any Noteholders' meeting shall be proved in the manner provided in Section 10.6.

     Section 9.3 WHO ARE DEEMED ABSOLUTE OWNERS. The Company, the Trustee, any paying agent, any conversion agent and any Registered Note registrar may deem the person in whose name such Note shall be registered upon the Note register to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

     Section 9.4 COMPANY-OWNED NOTES DISREGARDED. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; PROVIDED that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes which a Responsible Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or a person directly or indirectly controlling or controlled by or under direct or indirect


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common control with the Company or any such other obligor.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described persons; and, subject to Section 8.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

     Section 9.5 REVOCATION OF CONSENTS; FUTURE HOLDERS BOUND. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.2, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.


                                    ARTICLE X

                              NOTEHOLDERS' MEETINGS

     Section 10.1 PURPOSE OF MEETINGS. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

          (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VII;

          (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VIII;

          (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.2;


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          (4)  to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law; or

          (5) to take any other action authorized by this Indenture or under applicable law.

     Section 10.2 CALL OF MEETINGS BY TRUSTEE. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.1, to be held at such time and at such place in The City of New York or in London, or any other reasonably convenient city, as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.1, shall be made as specified in Section 17.3 hereof, except that such notice shall set forth the time and place of the meetings, in general terms the action proposed to be taken at such meeting, and a general description of the regulations applicable to such meeting and shall be published at least three times in publications specified in
Section 17.3, the first publication to be not less than 21 nor more than 180 days prior to the date fixed for the meeting. Such notice shall also be mailed to the Company.

     Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

     Section 10.3 CALL OF MEETINGS BY COMPANY OR NOTEHOLDERS. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting as provided in Section 17.3 within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.1, by giving notice thereof as provided in Section 10.2.

     Section 10.4 QUALIFICATIONS FOR VOTING. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes. The only persons who shall be


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

entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     Section 10.5 REGULATIONS. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

     Subject to the provisions of Section 9.4, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.2 or 10.3 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

     Section 10.6 VOTING. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting


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

of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.2. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     Section 10.7 NO DELAY OF RIGHTS BY MEETING. Nothing in this Article X contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.


                                   ARTICLE XI

                             SUPPLEMENTAL INDENTURES

     Section 11.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

          (a) to make provisions with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 15.6;

          (b) subject to Article IV, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

          (c) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to
     Article XII;

          (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit


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

     of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; PROVIDED, HOWEVER, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

          (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not materially adversely affect the interests of the holders of the Notes;

          (f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

          (g) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section
11.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.2.

     Section 11.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. With the consent (evidenced as provided in Article IX) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Section 9.4), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from


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

time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, change or impair the obligation of the Company to repurchase any Note at the option of the holder upon the happening of a Designated Event, or impair or affect the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, or change or impair the right to convert the Notes into Common Stock subject to the terms set forth herein, including Section 15.6, or modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

     Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Noteholders under this
Section 11.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Section 11.3 EFFECT OF SUPPLEMENTAL INDENTURES. Any supplemental indenture executed pursuant to the provisions of this Article XI shall comply with the Trust Indenture Act, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications



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

and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 11.4 NOTATION ON NOTES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this
Article XI may (but need not) bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may (but need not), at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

     Section 11.5 EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE TO BE FURNISHED TRUSTEE. The Trustee, subject to the provisions of Sections 8.1 and 8.2, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article XI.


                                   ARTICLE XII

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

     Section 12.1 COMPANY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS. Subject to the provisions of Section 12.2, nothing contained in this Indenture or in any of the Notes shall prevent, without the consent of the holders of the Notes, any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company, to any other corporation (whether or not affiliated with the Company), authorized to acquire and operate the same and which shall be organized under the laws of the United States of America, any state thereof or the District of Columbia; PROVIDED, HOWEVER, and the Company hereby covenants and agrees, that upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in


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

form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 15.6 and the repurchase rights set forth in Article XVI.

     Section 12.2 SUCCESSOR CORPORATION TO BE SUBSTITUTED. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of U.S. Office Products Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or lease, the person named as the "Company" in the first paragraph of this Indenture, or any successor which shall thereafter have become such in the manner prescribed in this Article XII and which shall have transferred its rights and obligations hereunder to another successor in the manner prescribed in this Article XII, may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

     In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.


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

     Section 12.3 OPINION OF COUNSEL TO BE GIVEN TRUSTEE. The Trustee, subject to Sections 8.1 and 8.2, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article XII.


                                  ARTICLE XIII

                     SATISFACTION AND DISCHARGE OF INDENTURE

     Section 13.1 DISCHARGE OF INDENTURE. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, Additional Amounts, if any, and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Noteholders to receive payments of principal of and premium, if any, Additional Amounts, if any, and interest on the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 17.5 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.


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

     Section 13.2   DEPOSITED MONIES TO BE HELD IN TRUST BY TRUSTEE.  Subject to
Section 13.4, all monies deposited with the Trustee pursuant to Section 13.1 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article IV, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

     Section 13.3 PAYING AGENT TO REPAY MONIES HELD. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

     Section 13.4 RETURN OF UNCLAIMED MONIES. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, Additional Amounts, if any, or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of, premium, if any, Additional Amounts, if any, or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another person.

     Section 13.5 REINSTATEMENT. If (i) the Trustee or the paying agent is unable to apply any money in accordance with Section 13.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the holders of at least a majority in principal amount of the then outstanding Notes so request by written notice to the Trustee, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.1 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 13.2; PROVIDED, HOWEVER, that if the Company makes any payment of interest or premium, if any, Additional Amounts, if any, on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or paying agent.


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                                   ARTICLE XIV

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

     Section 14.1 INDENTURE AND NOTES SOLELY CORPORATE OBLIGATIONS. No recourse for the payment of the principal of or premium, if any, Additional Amounts, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.


                                   ARTICLE XV

                               CONVERSION OF NOTES

     Section 15.1 RIGHT TO CONVERT. Subject to and upon compliance with the provisions of this Indenture, the holder of any Note shall have the right, at his option, at any time after the Exchange Date and prior to the close of business on the last Trading Day prior to May 15, 2003 (except that, with respect to any Note or portion of a Note which shall be called for redemption, such right shall terminate, except as provided in the fourth paragraph of
Section 15.2, at the close of business on the last Trading Day prior to the date fixed for redemption of such Note or portion of a Note unless the Company shall default in payment due upon redemption thereof and such right shall terminate with respect to any Note or portion thereof subject to a duly completed election for repurchase unless the Company shall default in payment due upon repurchase thereof) to convert the principal amount of any such Note, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided in Section 15.2. A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common


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Stock, and only to the extent such Notes are deemed to have been converted to
Common Stock under this Article XV.

     Section 15.2 EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. In order to exercise the conversion privilege with respect to any Note, the holder of any such Note to be converted in whole or in part shall surrender such Note, (together with all unmatured Coupons and all matured Coupons in default appertaining thereto in the case of Bearer Notes) duly endorsed, at an office or agency maintained by the Company pursuant to Section 5.2, accompanied by the funds, if any, required by the last paragraph of this Section 15.2, and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Company) to such office or agency that the holder elects to convert such Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 15.7. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

     As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 5.2, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 15.3 (which payment, if any, shall be paid no later than five Business Days after satisfaction of the requirements for conversion set forth above). In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.3, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

     Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 15.2 have been satisfied as to such Note (or portion thereof), and the person in whose name any certificate or certificates for shares of Common


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Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; PROVIDED, HOWEVER, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered.

     Any Registered Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any Interest Payment Date through the close of business on the day next preceding such Interest Payment Date shall (unless such Note or portion thereof being converted shall have been called for redemption on a date in such period) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; PROVIDED, HOWEVER, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the holder of such Note at the close of business on such record date; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest on such Interest Payment Date, such amount shall be paid to the person who made such required payment. Except as provided above in this
Section 15.2, no adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article.

     Section 15.3 CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment therefor in cash at the Current Market Price on the last Trading Day prior to the date of conversion.

     Section 15.4 CONVERSION PRICE. The conversion price shall be as specified in the form of Note (herein called the "Conversion Price") attached as Exhibit A hereto, subject to adjustment as provided in this Article XV.


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     Section 15.5   ADJUSTMENT OF CONVERSION PRICE.  The Conversion Price shall be adjusted from time to time by the Company as follows:

          (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 15.5(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 15.5(h)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such


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

     rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 15.5(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 15.5(b) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 15.6 applies) (the foregoing hereinafter in this Section 15.5(d) called the "Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 15.5(h)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (as defined in Section 15.5(h)) on such


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     date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; PROVIDED, HOWEVER, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of Securities such holder would have received had such holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 15.5(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 15.5(h) to the extent possible.

          Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and
     (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.5(d) (and no adjustment to the Conversion Price under this Section 15.5(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof to the


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     extent not exercised).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this
     Section 15.5(d), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution (but not a distribution paid exclusively in cash), equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

          For purposes of this Section 15.5(d) and Sections 15.5(a) and (b), any dividend or distribution to which this Section 15.5(d) is applicable that also includes shares of Common Stock or also includes rights or warrants to subscribe for or purchase shares of Common Stock to which Section 15.5(b) applies (or also includes both), shall be deemed to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 15.5(b) applies (and any Conversion Price reduction required by this Section 15.5(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 15.5(a) and (b) with respect to such dividend or distribution shall then be made, except
     (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 15.5(a) and as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 15.5(b) and
     (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the Record Date fixed for such determination" within the meaning of Section 15.5(a)).


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          (e)  In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 15.6 applies or as part of a distribution referred to in Section 15.5(d)), in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this
     Section 15.5(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 15.5(f) has been made, exceeds 10% of the product of the Current Market Price (as defined in Section 15.5(h)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date; PROVIDED, HOWEVER, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such holder would have received had such holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to all holders of Common Stock as to which the Company makes the election permitted by Section 15.5(n) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 15.5(e).


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          (f)  In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 15.5(f) has been made and (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 15.5(e) has been made, exceeds 10% of the product of the Current Market Price (as defined in Section 15.5(h)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration


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     Time.  In the event that the Company or any Subsidiary is obligated to purchase shares pursuant to any such tender offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this
     Section 15.5(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 15.5(f). Any cash distribution to all holders of Common Stock as to which the Company has made the election permitted by Section 15.5(n) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this
     Section 15.5(f).

          (g) In case of a tender or exchange offer made by a person other than the Company or any Subsidiary for an amount which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors whose determination shall be conclusive and described in a Board Resolution at the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended)) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Common Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Common Shares) on the Offer Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such reduction to become


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     effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such person is obligated to purchase shares pursuant to any such tender or exchange offer, but such person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. If the application of this Section 15.5(g) to any tender or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender or exchange offer under this Section 15.5(g). Notwithstanding the foregoing, the adjustment described in this Section 15.5(g) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article XII.

          (h) For purposes of this Section 15.5, the following terms shall have the meaning indicated:

               (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

               (2) "Current Market Price" shall mean, except as provided in the following sentence, the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question; PROVIDED, HOWEVER, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such



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          computation) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a), (b), (c), (d), (e), (f) or (g) occurs during such ten (10) consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a),
          (b), (c), (d), (e), (f) or (g) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 15.5(d), (f) or
          (g), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Sections 15.5(f) or (g), the Current Market Price of the Common Stock on any date shall mean the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; PROVIDED, HOWEVER, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a), (b), (c), (d), (e), (f) and (g) occurs on or after the Expiration Time or Offer Expiration Time, as applicable, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term


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          "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time or Offer Expiration Time, as applicable, of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 15.5, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 15.5 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

               (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

               (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

               (5) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.


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          (i)  The Company may make such reductions in the Conversion Price, in addition to those required by Sections 15.5(a), (b), (c), (d), (e), (f) and
     (g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

          To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall give to the holder of each Note the notice provided in Section 17.3 of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

          (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this
     Section 15.5(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XV shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

          (k) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall give the holders of the Notes notice of the adjusted Conversion Price as provided in Section 17.3, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.


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          (l)  In any case in which this Section 15.5 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fractional shares pursuant to Section 15.3.

          (m) For purposes of this Section 15.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (n) In lieu of making any adjustment to the Conversion Price pursuant to Section 15.5(e), the Company may elect to reserve an amount of cash for distribution to the holders of the Notes upon the conversion of the Notes so that any such holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock and other items to which such holder is entitled, the full amount of cash which such holder would have received if such holder had, immediately prior to the Record Date for such distribution of cash, converted its Notes into Common Stock, together with any interest accrued with respect to such amount, in accordance with this
     Section 15.5(n). The Company may make such election by providing an Officers' Certificate to the Trustee to such effect on or prior to the payment date for any such distribution and depositing with the Trustee on or prior to such date an amount of cash equal to the aggregate amount the holders of the Notes would have received if such holders had, immediately prior to the Record Date for such distribution, converted all of the Notes into Common Stock. Any such funds so deposited by the Company with the Trustee shall be invested by the Trustee in a money market fund limited to United States government obligations, or repurchase agreements backed by such obligations, and the Trustee shall not be liable for any losses incurred from any such investment. Upon conversion of Notes by a holder, the holder will be entitled to receive, in addition to the Common Stock issuable upon conversion, an amount of cash from such funds equal to the amount such holder would have received if such holder had, immediately prior to the Record Date for such distribution converted its Note into Common Stock, along with such holder's pro-rata share of any


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     accrued interest earned as a consequence of the investment such funds.
     Promptly after making an election pursuant to this Section 15.5(n), the Company shall give or shall cause to be given notice as provided in Section
     17.3 to all Noteholders of such election, which notice shall state the amount of cash per $1,000 principal amount of Notes such holders shall be entitled to receive (excluding interest) upon conversion of the Notes as a consequence of the Company having made such election.

     Section 15.6 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 15.6 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share


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by a plurality of the non-electing shares).  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article XVI herein.

     The Company shall cause notice of the execution of such supplemental indenture to be given to each holder of Notes as provided in Section 17.3 within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The Trustee, subject to the provisions of Sections 8.1 and 8.2, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Section 15.6.

     The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

     If this Section 15.6 applies to any event or occurrence, Section 15.5 shall not apply.

     Section 15.7 TAXES ON SHARES ISSUED. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 15.8 RESERVATION OF SHARES; SHARES TO BE FULLY PAID; LISTING OF COMMON STOCK. The Company shall provide, free from


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preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

     The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

     The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

     The Company further covenants that if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange the Company will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Notes.

     Section 15.9 RESPONSIBILITY OF TRUSTEE. The Company is solely responsible for performing the duties and responsibilities contained in this
Article XV, except for the specific obligations assigned to the Trustee in Sections 15.2, 15.5(n) and 15.6, respectively, and except for duties assigned to any conversion agent. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of Section 8.1, neither


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the Trustee nor any conversion agent shall be responsible for any failure of the
Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to
Section 15.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     Section 15.10  NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS.  In case:

          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

          (b) the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

          (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be given to each holder of Notes as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice as provided in
Section 17.3 stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, authorization of rights or warrants, or, if a record is not to be taken, the date as of which the


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holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.


                                   ARTICLE XVI

                       REPURCHASE UPON A DESIGNATED EVENT

     Section 16.1 REPURCHASE RIGHT. If, at any time prior to May 15, 2003 there shall occur a Designated Event, then each Noteholder shall have the right, at such holder's option, to require the Company to repurchase all of such holder's Notes, or any portion thereof (in principal amounts of $1,000 or integral multiples thereof), on the repurchase date (the "repurchase date") that is forty (40) days after the date of the Company Notice (as defined in Section
16.2 below) of such Designated Event (or, if such 40th day is not a Business Day, the next succeeding Business Day). Such repayment shall be made in cash at a price equal to 100% of the principal amount of Notes such holder elects to require the Company to repurchase together with accrued interest thereon to, but excluding, the repurchase date (the "Repurchase Price"); PROVIDED that, if such repurchase date is an Interest Payment Date, the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.3 hereof. No Notes may be repurchased at the option of holders upon a Designated Event if there has occurred and is continuing an Event of Default, other than a default in the payment of the Repurchase Price with respect to such Notes on the repurchase date.

Section 16.2   NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC.

     (a) Unless the Company shall have theretofore called for redemption all of the outstanding Notes, on or before the fifteenth (15th) calendar day after the occurrence of a Designated Event, the Company or, at the request of the Company, the Trustee, shall give to all holders a notice (the "Company Notice") as provided in Section 17.3 of the occurrence of the Designated Event and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such Company Notice of a


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repurchase right to the Trustee.  The Company Notice shall contain the following information:

          (1)  the repurchase date,

          (2)  the date by which the repurchase right must be exercised,

          (3)  the Repurchase Price,

          (4) a description of the procedure which a holder must follow to exercise a repurchase right, and

          (5) the Conversion Price then in effect, a statement that the right to convert the principal amount of the Notes to be repurchased will terminate upon surrender for repurchase (unless the Company defaults in its obligation to repurchase the Notes) and the place or places where Notes may be surrendered for conversion.

     No failure of the Company to give the foregoing notices or defect therein shall limit any holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

     If any of the foregoing provisions are inconsistent with applicable law, such law shall govern.

     (b) To exercise a repurchase right, a holder shall deliver to the Trustee on or before the thirtieth (30th) day after the date the Company Notice is first given to Noteholders (i) irrevocable written notice to the Company (or agent designated by the Company for such purpose) of the holder's exercise of such right, which notice shall set forth the name of the holder, the principal amount of the Notes to be repurchased and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Notes with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable, and, subject to Section 16.2(c), upon the exercise of the repurchase right in accordance with this
Section 16.2(b), the holder's right to convert the Notes (or portion thereof) as to which the repurchase right has been exercised shall terminate.

     (c) If the Company fails to repurchase on the repurchase date any Notes (or portions thereof) as to which the repurchase right has been properly exercised, then the principal of such Notes shall, until paid, bear interest to the extent permitted by applicable law from the repurchase date at the rate borne by the Notes and each such Note shall be convertible into Common Stock in accordance with this Indenture (without giving effect to Section


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16.2(b)) until the principal of such Note shall have been paid or duly provided for.

     (d) Any Note which is to be repurchased only in part shall be surrendered to the Trustee (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, of any authorized denomination as requested by such holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

     (e) On or prior to the repurchase date, the Company shall deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 5.4) an amount of money sufficient to pay the Repurchase Price of the Notes that are to be repaid on the repurchase date, provided that if such payment is made on the repurchase date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m., New York City time, on such date.

     Section 16.3   CERTAIN DEFINITIONS.  For purposes of this Article XVI:

          (a) the term "beneficial owner" shall be determined in accordance with Rule 13d-3 and 13d-5, as in effect on the date of the original execution of this Indenture, promulgated by the Commission pursuant to the Exchange Act;

          (b) the term "person" or "group" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d) (3) and 14(d) of the Securities Exchange Act of 1934, as amended, as in effect on the date of the original execution of this Indenture; and

          DC the term "Continuing Director" means at any date a member of the Company's Board of Directors (i) who was a member of such board on May 22, 1996 or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election. (Under this definition, if the current Board of Directors of the Company were to approve a new director or directors and then resign, no Change in


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     Control would occur even though the current Board of Directors would thereafter cease to be in office).

          (d) the term "Designated Event" means a Change in Control or a Termination of Trading.

          (e) the term "Change in Control" means an event or series of events as a result of which (i) any person or group is or becomes the beneficial owner of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company (the "Voting Stock"), (ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, (iii) the Company consolidates with or merges into any other corporation, or conveys, transfers or leases all or substantially all of its assets to any person, or any other corporation merges into the Company, and, in the case of any such transaction, the outstanding common stock of the Company is changed or exchanged as a result, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least 51% of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (iv) the Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); PROVIDED that a Change in Control shall not be deemed to have occurred if either (x) the Closing Price of the Common Stock for any five
     (5) Trading Days during the ten (10) Trading Days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price in effect on the date on which the Change in Control occurs or (y) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of common stock or securities convertible into common stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States. A Change of Control also shall not be deemed to have occurred if Jonathan J. Ledecky, or a group that includes Jonathan J. Ledecky, (collectively, a "Permitted Investor") becomes the beneficial owner of more than 50% of the Voting Stock, PROVIDED that, if as a consequence of any transaction involving a Permitted Investor, or in which a Permitted Investor has an interest, less than 30% of the shares of Common Stock outstanding upon the issuance of the Notes are neither listed for trading upon a national securities exchange nor approved for trading on an established over-the-counter trading market in the United States, then a Change of Control shall be deemed to have occurred upon the consummation of such transaction.

          (f) a "Termination of Trading" shall have occurred if the Common Stock of the Company (or other common stock into which the Notes are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.


                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

     Section 17.1 PROVISIONS BINDING ON COMPANY'S SUCCESSORS. All the covenants, stipulations, promises and agreements of the Company in this Indenture contained shall bind its successors and assigns whether so expressed or not.

     Section 17.2 OFFICIAL ACTS BY SUCCESSOR CORPORATION. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

     Section 17.3 NOTICES. All notices hereunder shall be deemed to have been given when deposited in the mail as first class mail, registered or certified, return receipt requested, postage prepaid, addressed to any party hereto as follows:

     The Company         U.S. Office Products Company
                         1440 New York Avenue, N.W.
                         Suite 310
                         Washington, D.C.  20005
                         Attn:  Chief Financial Officer
                         (with a copy to the attention of the General Counsel at the same address)

     The Trustee         The Chase Manhattan Bank, N.A.
                         4 Chase MetroTech Center
                         3rd Floor, Institutional Trust
                         Brooklyn, New York  11245
                         Attn:  Institutional Trust Administration
                         Telecopy: (718) 242-3529
                         Telex:    62910 CMBUW

     The Paying          The Chase Manhattan Bank, N.A.
     Agents              Woolgate House
                         Coleman Street
                         London EC2P 2HD
                         ENGLAND
                         Attn:  Corporate Trust Administration
                         Telecopy:       44 1 202-347945
                         Telex:          8954681
                         Answer Back:    CMB G

                         Chase Manhattan Bank Luxembourg S.A.
                         5 Rue Plaetis
                         L-2338 Luxembourg
                         Attn: Manager - Corporate Trust Operations
                         Telecopy:       352 46 26 85380
                         Telex:          1223
                         Answer Back:    CHASE LU

or at any other address of which any of the foregoing shall have notified the others in writing. Notices to holders of the Notes will be given by publication in an Authorized newspaper in The City of New York and in London and, for so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, or, if publication in either London or Luxembourg is not practical, in an Authorized Newspaper in Europe. In addition, notices to holders of Registered Notes will be given by first-class mail to the addresses of such holders as they appear in the register maintained by the Trustee on the fifteenth day prior to such mailing. Such notices will be deemed to have been given on the date of such publication or mailing or, if published in such newspapers on different dates, on the date of the first such publication. The Trustee shall promptly furnish to the Company, the Paying Agent and to each other paying agency of the Company a copy of each notice so published or mailed.

     Section 17.4 GOVERNING LAW. This Indenture and each Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York.

     Section 17.5 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT; CERTIFICATES TO TRUSTEE. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel, stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Section 17.6 LEGAL HOLIDAYS. In any case where the date of maturity of interest on or principal of the Notes or the date fixed for redemption or repurchase of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or repurchase, and no interest shall accrue for the period from and after such date.

     Section 17.7 NO SECURITY INTEREST CREATED. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

     Section 17.8 TRUST INDENTURE ACT. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Section 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

     Section 17.9 BENEFITS OF INDENTURE. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto, any paying agent, any authenticating agent, any Note registrar, any conversion agent and their successors hereunder, the holders of Notes and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 17.10 TABLE OF CONTENTS, HEADINGS, ETC. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 17.11 AUTHENTICATING AGENT. The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Article II and Section 3.3, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a person eligible to serve as trustee hereunder pursuant to Section 8.9.

     Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall give notice of such appointment to all holders of Notes.

     The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services (to the extent pre-approved by the Company in writing), and the Trustee shall be entitled to be reimbursed for such pre-approved payments, subject to Section 8.6.

     The provisions of Sections 8.2, 8.3, 8.4, 9.3 and this Section 17.11 shall be applicable to any authenticating agent.

     Section 17.12 EXECUTION IN COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     The Chase Manhattan Bank, N.A. hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed all as of the date first written above.


                              U.S. OFFICE PRODUCTS COMPANY


                              By: /s/ Mark D. Director
                                 ----------------------------------------------

                              Title: Executive Vice President & General Counsel
                                    -------------------------------------------







                              THE CHASE MANHATTAN BANK, N.A.,
                              as Trustee


                              By: /s/ Douglas J. [ILLEGIBLE]
                                 ----------------------------------------------

                              Title: Second Vice President
                                    -------------------------------------------

                                    EXHIBIT A

                        (FORM OF FACE OF REGISTERED NOTE)

          [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

          [THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY THAT:

          (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT;

          (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS (OR SUCH SHORTER PERIOD AS SHALL BE PERMITTED AS A RESULT OF AN AMENDMENT TO THE RULES UNDER THE SECURITIES ACT IN RESPECT THEREOF) AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT

          (A)         TO THE COMPANY,

          (B) PURSUANT TO A CURRENT REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,

          (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,

          (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT,

          (E) IN A TRANSACTION ARRANGED BY A BROKER OR DEALER REGISTERED UNDER THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF SUBPARAGRAPHS (A)(1), (2), (3) OR
                      (7) OF RULE 501 UNDER THE SECURITIES ACT) THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR

          (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND

          (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. IF ANY RESALE OR OTHER TRANSFER OF THIS SECURITY IS PROPOSED TO BE MADE PURSUANT TO CLAUSE (II)(E) ABOVE PRIOR TO THE DATE WHICH IS THREE YEARS (OR SUCH SHORTER PERIOD AS SHALL BE PERMITTED AS A RESULT OF AN AMENDMENT TO THE RULES UNDER THE SECURITIES ACT IN RESPECT THEREOF) AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(D), (E) AND (F) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION

                      ACCEPTABLE TO THEM IN FORM AND SUBSTANCE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS SECURITY IS SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED MAY 22, 1996 BETWEEN THE COMPANY AND ROBERTSON, STEPHENS & COMPANY LLC AND NATWEST SECURITIES LIMITED, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE.]

                          U.S. OFFICE PRODUCTS COMPANY
                     (Incorporated in the State of Delaware)
                  5-1/2% CONVERTIBLE SUBORDINATED NOTE DUE 2003
                                    CUSIP No.
                                 U.S. $_________


          U.S. Office Products Company, a corporation duly incorporated and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to ________________________________, or registered assigns, the principal sum of ___________ United States dollars on May 15, 2003 upon presentation and surrender hereof and to pay interest thereon, from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for (or from May 22, 1996 if no interest has been paid or duly provided for in respect of this Security), semiannually in arrears on May 15 and November 15 in each year (each an "Interest Payment Date"), commencing November 15, 1996, at the rate of 5-1/2% per annum until the principal hereof is paid or made available for payment. Interest hereon shall be calculated on the basis of a 360-day year composed of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the person in whose name this Note is registered at the close of business on the Interest Record Date for such interest payment, which shall be April 30 or October 31 (whether or not a Business Day) next preceding such Interest Payment Date. To the extent lawful, the Company shall pay interest on overdue principal and overdue installments of interest at the rate borne by this Note, compounded semi-annually. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Interest Payment Date and, together with Defaulted Interest relating thereto, may be paid at any time in any lawful manner, all as more fully provided in the Indenture. Payment of interest of this Note shall be made by United States dollar check and mailed to the person entitled thereto at his address as it shall appear in the Note Register, or with respect to a holder of Notes with an aggregate principal amount equal to or in excess of $5,000,000, at the request of such holder in writing to the Company, interest on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with wire transfer instructions supplied by such holder to the Trustee and pay agent (if different from the Trustee); provided, however, that if such mailing is not possible and no such application shall have been made, payment of interest shall be made at the Principal Corporate Trust Office of the Trustee (as defined in the Indenture referred to above), or such other office or agency of the Company as may be designated for such purpose in The City of New York, in United States currency.

          Reference is hereby made to the provisions of this Note set forth under Terms and Conditions of the Notes on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Note shall not become valid or enforceable for any purpose unless and until the certificate of authentication hereon shall have been manually signed by a duly authorized officer of the Trustee.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed in its corporate name and under its corporate seal by the manual or facsimile signature of a duly authorized signatory.

                              U.S. OFFICE PRODUCTS COMPANY


Dated:                        By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________


[Corporate Seal]



Attest:_____________


CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within mentioned Indenture.

          THE CHASE MANHATTAN BANK, N.A.,
               as Trustee



          By:____________________________
               Authorized Officer


Dated:

                          (FORM OF FACE OF BEARER NOTE)

          ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                          U.S. OFFICE PRODUCTS COMPANY
                     (Incorporated in the State of Delaware)
                  5-1/2% CONVERTIBLE SUBORDINATED NOTE DUE 2003
                             No. B___ U.S. $_______

          U.S. Office Products Company, a corporation duly incorporated and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to bearer upon presentation and surrender of this Note the principal sum of ________________ United States dollars on May 15, 2003 upon presentation and surrender hereof and to pay interest thereon, from May 22, 1996, semiannually in arrears on May 15 and November 15 in each year (each an "Interest Payment Date"), commencing November 15, 1996, at the rate of 5-1/2% per annum until the principal hereof is paid or made available for payment. Interest hereon shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. To the extent lawful, the Company shall pay interest on overdue principal and overdue installments of interest of the rate borne by this Note, compounded semi-annually. Payments in respect of this Note shall be made by United States dollar check, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture (as defined on the reverse hereof) to terminate the appointment of any paying agency, at the London office of The Chase Manhattan Bank, N.A. located at Woolgate House, Coleman Street, London EC2P 2HD, England, or Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg, or at such other offices or agencies outside the United States of America, its territories or its possessions as the Company may designate, by United States dollar check or, with respect to a holder of Notes with an aggregate principal amount equal to or in excess of $5,000,000, at the request of such holder in writing to the Company, interest on such holder's Notes shall be paid by wire transfer in immediately available funds to a United States dollar account maintained by the holder at a bank outside the United States, its territories and its possessions in accordance with wire transfer instructions supplied by the holder to the Trustee and paying agent (if different from the Trustee). Interest on this Note shall be paid only at an office or agency located outside the United States, its territories or its possessions and, in the case of interest due on or before maturity, only upon presentation and surrender at such an office or agency of the interest coupons hereto attached as they severally mature. No payment on this Note or any coupon will be made at the Principal Corporate Trust Office of the Trustee (as defined in the Indenture referred to above) or any other paying agency maintained by the Company in the United States, nor will any payment be made by transfer to an account in, or by mail to an address in, the United States, except as may be permitted by United States tax laws and regulations in effect at the time of such payment without detriment to the Company. Notwithstanding the foregoing, payment of this Note and coupons may be made at the office of the Trustee in The City of New York if full payment at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

          Reference is hereby made to the further provisions of this Note set forth under Terms and Conditions of the Notes on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Neither this Note nor any of the coupons attached hereto shall become valid or enforceable for any purpose unless and until the certificate of authentication hereon shall have been manually signed by a duly authorized officer of the Trustee.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed in its corporate name and under its corporate seal by the manual or facsimile signature of a duly authorized officer and coupons bearing the facsimile signature of a duly authorized signatory to be annexed hereto.

                              U.S. OFFICE PRODUCTS COMPANY


Dated:                        By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________


[Corporate Seal]


Attest:_____________

CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

          THE CHASE MANHATTAN BANK, N.A.,
               as Trustee



          By:____________________________
               Authorized Officer


Dated:

                    (FORM OF FACE OF COUPON ON BEARER NOTES)

          ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                          U.S. OFFICE PRODUCTS COMPANY
                     (Incorporated in the State of Delaware)
                  5-1/2% CONVERTIBLE SUBORDINATED NOTE DUE 2003
                      No. _______ U.S. $_______ Due _______

          Unless the Bearer Note to which this coupon appertains shall have been called for redemption prior to the due date hereof and payment thereof duly provided for or shall have been converted, U.S. Office Products Company (herein called the "Company") shall, subject to and in accordance with the terms and conditions of the Bearer Note and the Indenture dated as of May 22, 1996 between the Company and The Chase Manhattan Bank, N.A., as Trustee, pay to the bearer, on the date set forth herein upon surrender hereof, the amount shown hereon (together with any Additional Amounts in respect hereof which the Company may be required to pay according to the terms of said Bearer Note) at the paying agencies set out on the reverse hereof or at such other places outside the United States of America, its territories and its possessions as the Company may determine from time to time, by United States dollar check or, with respect to a holder of Notes with an aggregate principal amount equal to or in excess of $5,000,000, at the request of such holder in writing to the Company, interest on such holder's Notes shall be paid by wire transfer in immediately available funds to a United States dollar account maintained by the bearer at a bank outside the United States of America, its territories and its possessions, being one-half year's interest then payable on said Bearer Note.

                                        U.S. OFFICE PRODUCTS COMPANY



                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________



Attest:

                               [Reverse of Coupon]



The Chase Manhattan Bank, N.A.               Chase Manhattan Bank
Woolgate House                               Luxembourg S.A.
Coleman Street                               5 Rue Plaetis
London EC2P 2HD                              L-2338 Luxembourg
ENGLAND

                (FORM OF REVERSE OF REGISTERED AND BEARER NOTES)

                        Terms and Conditions of the Notes

1.   GENERAL.

     (a) This Note is one of a duly authorized issue of securities of the Company designated as its 5-1/2% Convertible Subordinated Notes due 2003 (herein called the "Notes"), limited in aggregate principal amount to U.S. $230,000,000. The Company issued the Notes under an Indenture, dated as of May 22, 1996 (the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the United States Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are unsecured obligations of the Company.

     (b) The Notes are issuable as bearer securities (the "Bearer Notes"), with interest Coupons attached, in the denominations of U.S. $1,000 and U.S. $10,000 and integral multiples thereof, and as registered securities (the "Registered Notes"), without coupons, in denominations of U.S. $1,000 and integral multiples thereof. The Registered Notes, and transfers thereof, shall be registered as provided in the Indenture. The holder of any Bearer Note or any Coupon and the registered holder of a Registered Note shall (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes, except as provided in the Indenture, as the absolute owner of such Note or Coupon, as the case may be, regardless of any notice of ownership, theft or loss or any writing thereon.

2.   ADDITIONAL AMOUNTS.

     The Company will pay, as additional interest ("Additional Amounts"), to the holder of this Note or of any Coupon appertaining hereto who is a United States Alien (as defined below) such amounts as may be necessary in order that every net payment of the principal of and premium, if any, and interest on this Note and any cash payments made in lieu of issuing shares of Common Stock upon conversion of this Note, after withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the interest provided herein or any Coupon appertaining hereto to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to any one or more of the following:

          (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or stockholder of, or a person holding a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, stockholder or person holding a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business or being or having been present therein or having or having had a permanent establishment therein, (ii) such holder's present or former status as a personal holding company, foreign personal holding company, passive foreign investment company, foreign private foundation or other foreign tax exempt entity or controlled foreign corporation for United States federal income tax purposes or a corporation which accumulates earnings to avoid United States federal income tax, or (iii) such holder's status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

          (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of this Note or any Coupon appertaining hereto for payment on a date more than 10 days after the date on which such payment became due and payable or on the date on which payment thereof is duly provided, whichever occurs later;

          (c) any estate, inheritance, gift, sales, transfer or personal or intangible property tax or any similar tax, assessment or other governmental charge;

          (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or present or former connection with the United States of the holder or beneficial owner of this Note or any related Coupon if such compliance is required by statute, regulation or ruling of the United States or any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of and premium, if any, or interest on this Note;

          (f) any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; or

          (g) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of and premium, if any, or interest on any Note or interest on any Coupon appertaining thereto if such payment can be made without such withholding by any other paying agent; nor shall Additional Amounts be paid with respect to any payment of the principal of or premium, if any, or interest on this Note (or cash in lieu of issuance of shares of Common Stock upon conversion) to a person other than the sole beneficial owner of such payment or that is a partnership or fiduciary to the extent such beneficial owner, member of such partnership or beneficiary or settlor with respect to such fiduciary would not have been entitled to the payment of Additional Amounts had such beneficial owner, member, beneficiary or settlor been the holder of this Note or any Coupon appertaining hereto. The term "United States Alien" means any person who, for United States federal income tax purposes, is (i) a foreign corporation, (ii) a foreign partnership one or more of the members of which are, for United States federal income tax purposes, foreign corporations, non-resident alien individuals or non-resident alien fiduciaries of a foreign estate or trust, (iii) a non-resident alien individual or (iv) a non-resident alien fiduciary of a foreign estate or trust, and the term "United States" means the United States of America (including the several States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever any Additional Amounts are to be paid on the Notes, the Company will give notice to the Trustee, the Paying Agent and any paying agency of the Company, all as provided in the Indenture.

3.   REDEMPTION.

     (a) The Company, at its option, may redeem the Notes, in whole or in part (but if in part, in aggregate principal amounts of no less than $1,000), at any time or times on and after May 22, 1998, upon notice as hereinafter prescribed, at a redemption price equal to 103.929% of their principal amount if redeemed during the period commencing May 15, 1998 and ending May 14, 1999, 103.143% of their principal amount if redeemed during the 12-month period commencing May 15, 1999, 102.357% of their principal amount if redeemed during the 12-month period commencing May 15, 2000, period commencing May 15, 2001, 100.786% of their principal amount if redeemed during the 12-month period commencing May 15, 2002, and 100% of their principal amount if redeemed on or after May 15, 2003, in each cash together with accrued and unpaid interest to the date fixed for redemption; provided, however, that the Company may not redeem the Notes prior to May 15, 1999, unless the closing price of the Common Stock on the principal stock exchange or market on which the Common Stock is then quoted or admitted to trading equals or exceeds 150% of the conversion price for at least 20 Trading Days, as defined in the Indenture, within a period of 30 consecutive Trading Days ending on the fifth Trading Day prior to the date on which notice of redemption is first given to holders. If fewer than all of the then outstanding Notes are to be redeemed, the Notes to be redeemed will be selected by the Trustee not more than 75 days prior to the date fixed for redemption, by such method as the Trustee shall deem fair and appropriate. Provisions of this Note that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

     (b) The Company shall, except as set forth in the next succeeding paragraph, redeem the Bearer Notes as a whole but not in part, upon notice as hereinafter prescribed, at 100% of their principal amount, together with interest accrued and unpaid to the date fixed for redemption, less applicable withholding taxes, if any, plus any applicable Additional Amounts payable, after the Company determines, based on a written Opinion of Counsel, that any certification, identification or information reporting requirement of any present or future United States law or regulation with regard to the nationality, residence or identity of a beneficial owner of a Bearer Note or a Coupon appertaining thereto who is a United States Alien would be applicable to a payment of principal of or interest on a Bearer Note or a Coupon appertaining thereto made outside the United States by the Company or a paying agent (other than a requirement (i) which would not be applicable to a payment made by the Company or any one of its paying agents (A) directly to the beneficial owner or
(B) to a custodian, nominee or other agent of the beneficial owner, or (ii) which could be satisfied by the holder, custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, provided, however, in each case referred to in clauses (i)(B) and (ii) payment by such custodian, nominee or agent of the beneficial owner is not otherwise subject to any requirement referred to in this sentence). The Company shall make such determination and will notify the Trustee thereof in writing as soon as practicable, stating in the notice the effective date of such certification, identification, or information reporting requirement and the dates within which the redemption shall occur, and the Trustee shall give prompt notice thereof in accordance with the Indenture. The Company shall determine the date fixed for redemption by notice to the Trustee at least 75 days before the date fixed for redemption unless a shorter period is acceptable to the Trustee. Such redemption of the Notes must take place on such date, not later than one year after the publication of the initial notice of the Company's determination of the existence of such certification, identification or information reporting requirement. The Company shall not so redeem the Bearer Notes, however, if the Company shall, based on a subsequent event, determine, based on a written Opinion of Counsel (who shall not be an employee of the Company), not less than 30 days prior to the date fixed for redemption, that no such payment would be subject to any requirement described above, in which case the Company shall notify the Trustee, which shall give prompt notice of that determination in accordance with the Indenture and any earlier redemption notice shall thereupon be revoked and of no further effect.

     Notwithstanding the preceding paragraph, if and so long as the certification, identification or information reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of United States withholding, backup withholding or similar taxes, the Company may elect, prior to the giving of the notice of redemption, to have the provisions of this paragraph apply in lieu of the provisions of the preceding paragraph. In that event, the Company will pay such Additional Amounts (without regard to Section 2 hereof) as are necessary in order that, following the effective date of such requirements, every net payment made outside the United States by the Company or a paying agent of the principal of and interest on a Bearer Note or a Coupon appertaining thereto to a holder who is a United States Alien (without regard to a certification, identification or information reporting requirement as to the nationality, residence or identity of such holder), after deduction for United States withholding, backup withholding or similar taxes (other than withholding, backup withholding or similar taxes (i) which would not be applicable in the circumstances referred to in the parenthetical clauses of the first sentence of the next preceding paragraph or (ii) which are imposed as a result of presentation of such Bearer Note or Coupon for payment more than 10 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever is later), will not be less than the amount provided in the Bearer Note or the Coupon to be then due and payable. If the Company elects to pay such Additional Amounts and as long as it is obligated to pay such Additional Amounts, the Company may subsequently redeem the Bearer Notes, at any time, in whole but not in part, upon not more than 60 days nor less than 30 days notice, given as hereinafter prescribed, at 100% of their principal amount, plus accrued interest to the date fixed for redemption and Additional Amounts, if any.

     (c)  If (i) notice of redemption has been given in the manner set forth in
Section 3.2 of the Indenture with respect to Notes to be redeemed at the option of the Company, the Notes so to be redeemed shall become due and payable on the applicable date fixed for redemption specified in such notice and upon presentation and surrender of the Notes at the place or places specified in the notice given by the Company with respect to such redemption, together in the case of Bearer Notes with all appurtenant Coupons, if any, maturing subsequent to the dated fixed for redemption, the Notes shall be paid and redeemed by the Company, at the places and in the manner and currency herein specified and at the redemption price together with accrued interest, if any, to the dated fixed for redemption; provided, however, that interest due in respect of Coupons maturing on or prior to the dated fixed for redemption shall be payable only upon the presentation and surrender of such Coupons (at an office or agency located outside of the United States of America). If any Bearer Note surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the dated fixed for redemption, such Note may be paid after deducting from the amount otherwise payable an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if they are furnished with such security or indemnity as they may require to save each of them and each other paying agency of the Company harmless. From and after the dated fixed for redemption, if monies for the redemption of Notes shall have been available at the principal corporate trust office of the Trustee for redemption on the dated fixed for redemption, the Notes shall cease to bear interest, the Coupons for interest appertaining to Bearer Notes maturing subsequent to the dated fixed for redemption shall be void, and the only right of the holders of such Notes shall be to receive payment of the Notes together with accrued interest to the dated fixed for redemption. If monies for the redemption of the Notes are not made available by the Company for payment until after the dated fixed for redemption, the Notes shall not cease to bear interest until such monies have been so made available.

4.   CONVERSION.

     (a) Subject to and upon compliance with the provisions of the Indenture, a holder of Notes is entitled, at its option, at any time on and after the Exchange Date and prior to the close of business on May 15, 2003 to convert such Note (or any portion of the principal amount thereof which is U.S. $1,000 or an integral multiple thereof), at the principal amount thereof, or of such portion, into fully paid and nonassessable shares of common stock, par value $0.001 per share ("Common Stock"), of the Company (calculated as to each conversion to the nearest 1/1000 of a share) at a Conversion Price equal to U.S. $47.40 aggregate principal amount of Notes for each such share (the "Conversion Price") (or at the current adjusted Conversion Price if an adjustment has been made as provided in the Indenture) by surrender of the Note, together with (i) if a Bearer Note, all unmatured Coupons and any matured Coupons in default appertaining thereto, or (ii) if a Registered Note (if so required by the Company and Trustee), instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the registered holder or by his duly authorized attorney, and, in either case, (iii) the conversion notice hereon duly executed (x) at the Principal Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in The City of New York, or (y) subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any such conversion agency, at the London office of The Chase Manhattan Bank, N.A. located at 4 Chase Metro Tech Center, 3rd Floor, Institutional Trust Administration, Brooklyn, New York 11245, and Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg, or at such other offices or agencies as the Company may designate.

          (b) In the case of any Registered Note which is converted after any Interest Record Date and on or prior to the next succeeding Interest Payment Date, interest that is payable on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest shall be paid to the person in whose name that Registered Note is registered at the close of business on such Interest Record Date. Except as otherwise provided in the immediately preceding sentence, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Notes surrendered for conversion or on account of any dividends or distributions on the shares issued upon conversion. Registered Notes surrendered for conversion during the period after the close of business on any Interest Record Date next preceding any Interest Payment Date to the close of business on such Interest Payment Date shall be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount being surrendered for conversion. No fractions of shares or script representing fractions of shares will be issued or delivered on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture.

     (c) Whenever the Conversion Price is adjusted, the Company shall give notice as provided in the Indenture.

5.   TRANSFER AND EXCHANGE OF NOTES.

     (a) Title to Bearer Notes and Coupons shall pass by delivery. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Notes is registrable on the Note Register upon surrender of a Registered Note for registration of transfer at the office or agency of the Trustee in The City of New York, or, subject to applicable laws and regulations, at the office of the paying agency in Luxembourg, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Company and the Registrar duly executed by, the holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     (b) As provided in the Indenture and subject to certain limitations therein set forth, Bearer Notes (with all unmatured Coupons appertaining thereto) are exchangeable at, subject to applicable laws and regulations, the offices of the paying agencies in London and Luxembourg or as designated by the Company for such purpose pursuant to the Indenture, for an equal aggregate principal amount of Registered Notes and/or Bearer Notes of authorized denominations, and Registered Notes are exchangeable at the principal corporate trust office of the Trustee in The City of New York or , subject to applicable laws and regulations, the offices of the paying agencies in London and Luxembourg or as designated by the Company for such purpose pursuant to the Indenture, for an equal aggregate principal amount of Registered Notes of authorized denominations as requested by the holder surrendering the same. Registered Notes will not be exchangeable for Bearer Notes. The Company shall not be required (i) to exchange Bearer Notes for Registered Notes during the period between the close of business on any Interest Record Date and the opening of business on the next succeeding Interest Payment Date, (ii) to exchange any Bearer Note (or portion thereof) for a Registered Note if the Company shall determine and inform the Trustee in writing that, as a result thereof, the Company may incur adverse consequences under the federal income tax laws and regulations (including proposed regulations) of the United States in effect or proposed at the time of such exchange, or (iii) in the event of a redemption in part, (A) to register the transfer of Registered Notes or to exchange Bearer Notes for Registered Notes during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Notes called for such redemption; (B) to register the transfer of or exchange any such Registered Notes, or portion thereof, called for redemption; or (C) to exchange any such Bearer Note called for redemption; provided, however, that a Bearer Note called for redemption may be exchanged for a Registered Note which is simultaneously surrendered, with written instruction for payment of the date fixed for redemption, unless the date fixed for redemption is during the period between the close of business on any Interest Record Date and the close of business on the next succeeding Interest Payment Date, in which case such exchange may only be made prior to the close of business on the Interest Record Date immediately preceding the date fixed for redemption. The Company also shall not be required to exchange Notes if, as a result thereof, the Company would incur adverse consequences under United States federal income tax laws in effect at the time of such exchange. In the event of redemption or conversion of a Registered Note in part only, a new Registered Note or Notes for the unredeemed or unconverted portion hereof will be issued in the name of the holder thereof.

     (c) The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expenses of delivery (if any) by other than regular mail and except, if the Company shall so require, the payment of a sum sufficient to cover any tax or other governmental charge or insurance charges that may be imposed in relation thereto, will be borne by the Company.

     (d) The Company has initially appointed the Trustee as registrar, transfer agent, paying agent and conversion agent acting through the Trustee's principal corporate trust office in The City of New York and its agents in London. The Company has also initially appointed Chase Manhattan Bank Luxembourg S.A. as a transfer agent, paying agent and conversion agent. The Company may at any time terminate the appointment of the registrar and such agents and appoint additional or other registrars and agents or approve any changes in an office through which the registrar or any agent acts; provided that, until all of the Notes have been delivered to the Trustee for cancellation, or monies sufficient to pay the Notes have been made available for payment and either paid or returned to the Company as provided in the Notes and the Indenture, the Company will maintain a paying agent and a conversion agent (i) in The City of New York in the United States for the payment of the principal and interest on Registered Notes and for the surrender of Notes for conversion or redemption and (ii) in a European city that, so long as the Notes are listed on the Luxembourg Stock Exchange and such exchange shall so require, shall be Luxembourg, for the payment of the principal and interest on Notes and for the surrender of Notes for conversion or redemption.

6.   MEETINGS OF HOLDERS.

     A meeting of holders of Notes may be called at any time and from time to time in the manner and for the purposes set forth in the Indenture. The Trustee may at any time call a meeting of holders of the Notes to be held at such time and at such place in any of such designated locations as the Trustee shall determine. Notice of every meeting of holders shall be made as specified in the Indenture.

7.   AMENDMENT; SUPPLEMENT; WAIVER.

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented, and any existing default or Event of Default or compliance with any provision may be waived, with the written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any holder of a Note.

8.   SUBORDINATION.

     Payment of principal, premium, if any, interest on and Additional Amounts with respect to the Notes is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

9.   SUCCESSORS.

     Except as otherwise provided in the Indenture, when a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

10.  NO RECOURSE AGAINST OTHERS.

     No stockholder, director, officer or employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Notes or the Indenture by reason of his, her or its status as such stockholder, director, officer or employee. Each holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

11.  NON-BUSINESS DAYS.

     In any case where the date of maturity of the principal of or interest on (or Additional Amounts, if any, with respect thereto) the Notes or the date fixed for redemption of any Note shall be at any place of payment a day other than a Business Day, then payment of principal or interest (or Additional Amounts, if any) need not be made on such date at such place but may be made on the next succeeding Business Day at such place of payment, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

12.  NOTICES.

     All notices to the holder of Notes will be published on a Business Day in Authorized Newspapers in The City of New York and in London, and, as long as the Notes are listed on the Luxembourg Stock Exchange, in an Authorized Newspaper in Luxembourg, or, if either publication in London or Luxembourg is not practical, in an Authorized Newspaper in Western Europe. Notices shall be deemed to have been given on the date of publication as aforesaid or, if published on different dates, on the date of the first such publication. A copy of each notice will be mailed by the Trustee, on behalf of and to the expense of the Company, by first-class mail to each holder of a Registered Note at the registered address of such holder as the same shall appear in the Note Register on the day fifteen days prior to such mailing. The Trustee shall promptly furnish to the Company, the Paying Agent and to each other paying agency of the Company a copy of each notice so published or mailed.

13.  GOVERNING LAW.

     (a) The Indenture, this Note and any coupons appertaining hereto shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

     (b) The Company has appointed the Trustee as its agent upon whom process may be served in any legal action or proceeding relating to or arising out of this Note, the Indenture or any Coupon appertaining hereto.

14.  AUTHENTICATION.

     This Note and any Coupon appertaining thereto shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by the Trustee or an authenticating agent acting under the Indenture.

15.  STATUS AS UNITED STATES REAL PROPERTY HOLDING CORPORATION.

     To the best of its knowledge, as of the date of the issuance of this Note, the Company is not a "United States real property holding corporation" as defined in Section 897(c)(2) of the United States Internal Revenue Code of 1986, as amended (the "Code"). A non-United States person disposing of this Note may request from the Company a statement as to whether this Note constitutes a "United States real property interest" (as defined in Code Section 897(c)(1) as of the date of disposition. It may be necessary to obtain a statement that this Note does not constitute a "United States real property interest" prior to the time that a tax return would otherwise be required to be filed with the United States Internal Revenue Service with respect to such disposition in order to avoid a withholding tax on such disposition. If, at any time while this Note is outstanding, the Company determines that it is at such time a "United States real property holding corporation", it shall provide notice of such determination in accordance with the provisions of Section 12 hereof.

16.  ABBREVIATIONS AND DEFINED TERMS.

     Customary abbreviations may be used in the name of a holder of Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A ( = Uniform Gifts of Minors
Act).

17.  ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED NOTES.

     In addition to the rights provided to holder of Notes under the Indenture, holders of Restricted Notes shall have all the rights set forth in the Registration Rights Agreement.

18.  ACCOUNTING TERMS.

     All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles as applied in the United States.

19.  DESCRIPTIVE HEADINGS.

     The descriptive headings appearing herein are for convenience of reference only and shall not alter, limit or define the provisions hereof. The Company will furnish to any holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.

               Request may be made to:
               U.S. Office Products Company
               1440 New York Avenue, N.W.
               Suite 310
               Washington, D.C.  20005
               Attention: Secretary

                                 TRANSFER NOTICE

          FOR VALUE RECEIVED, the undersigned holder hereby sell(s), assign(s) and transfer(s) unto ________________________ whose taxpayer identification number is _______________ and whose address including postal/ZIP code is ____________________________________________________ the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________________ attorney-in-fact to transfer said Note on the books of the Company with full power of substitution in the premises. Only if a Restricted Note: In connection with the transfer of this Note, the undersigned certifies that (check one):

/ /  (a)  This Note is being transferred to a "qualified institutional buyer"
          (as defined in Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act") in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

/ / (b) This Note is being transferred in an Offshore Transaction (as defined in Regulation S under the Securities Act) in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.

/ / (c) This Note is being transferred in a transaction arranged by a broker or dealer registered under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), to an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in a transaction not involving any general solicitation or general advertising and in connection with which transfer the Company has received, if it has so requested, an opinion of counsel (satisfactory to it in form and substance) to the effect that the transfer is being made pursuant to an exemption from the registration requirements of the Securities Act.

/ /  (d)  This Note is being transferred to U.S. Office Products Company.

/ / (e) This Note is being transferred in connection with a transfer, other than those above, as to which the Company has received an opinion of counsel (satisfactory to it in form and substance) to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

/ /  (f)  This Note is being exchanged for a beneficial interest in the Rule
          144A Global Note and the undersigned is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).

Date:                         Name:_____________________________________________

                              By:_______________________________________________
                                   Name:
                                   Title:


NOTICE: The signature of the holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without enlargement or any change whatsoever.

                              SIGNATURE GUARANTEED

          TO BE COMPLETED BY A BROKER OR DEALER IF (c) ABOVE IS CHECKED: The undersigned represents and warrants that (i) it is a broker or dealer registered under Section 15 of the Exchange Act, (ii) each person which will become a beneficial owner of this Note upon transfer is an institutional investor which is an "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; (iii) no general solicitation or general advertising was made or used by it in connection with the offer and sale of this Note to such person(s); and (iv) each such person has been notified that this Note has not been registered under the Securities Act and is subject to the restrictions on transfer of the Note set forth herein and in the Indenture.

Dated:                        By:_______________________________________________
                                   Name:
                                   Title:

          IF NONE OF THE FOREGOING BOXES IS CHECKED, THE TRUSTEE SHALL NOT BE OBLIGATED TO REGISTER THE TRANSFER OF THIS NOTE UNLESS AND UNTIL THE CONDITIONS TO ANY SUCH TRANSFER OF REGISTRATION SET FORTH HEREIN, ON THE FACE HEREOF AND IN THE INDENTURE SHALL HAVE BEEN SATISFIED.

                                CONVERSION NOTICE


          If (i) Registered Note of denomination U.S. $1,000 or (ii) Bearer Note of denomination U.S. $1,000:

          The undersigned holder of this Note hereby irrevocably exercises the option to convert this Note into shares of Common Stock of U.S. Office Products Company in accordance with the terms of this Note and directs that such shares be registered in the name of and delivered, together with a check in payment for any fractional share, to be undersigned unless a different name has been indicated below. If shares are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:                             ____________________________________________
                                   Signature

                                   MUST BE MEDALLION GUARANTEED IF THE STOCK IS
                                   TO BE ISSUED IN A NAME OTHER THAN THE
                                   REGISTERED HOLDER OF THE NOTE

          If shares are to be registered in the name of and delivered to a person other than the holder, please print such person's name and address and, if this is a Restricted Note complete Transfer Notice:


                                   _____________________________________________
                                   HOLDER
                                   Please print name and address
                    of holder:

                                CONVERSION NOTICE

          If (i) Registered Note of denomination greater than U.S. $1,000 or
(ii) Bearer Note of denomination U.S. $10,000:

          The undersigned holder of this Note hereby irrevocably exercises the option to convert this Note, or portion hereof (which is U.S. $1,000 or an integral multiple thereof below designated, into shares of Common Stock of U.S. Office Products Company in accordance with the terms of this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered (if a Registered Note) in the name of the undersigned unless a different name has been indicated below. If shares or Notes are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:                             _____________________________________________
                                   Signature

                                   MUST BE MEDALLION GUARANTEED IF THE STOCK IS
                                   TO BE ISSUED IN A NAME OTHER THAN THE
                                   REGISTERED HOLDER OF THE NOTE


If shares or Notes are to be            If only a portion of the Notes in
registered in the name of a             the name of the holder is to be
Person other than the holder,           converted, please indicate:
please print such person's
name and address and, if this           1.  Principal Amount to be Note,
is a Restricted Note, complete              complete Transfer Notice:
Transfer Notice                             converted: U.S. $

                                        2.  Kind, amount and denomination
                                            of Notes representing
                                            unconverted principal amount
                                            to be issued:

                                        Bearer-U.S. $________________
                                        Denominations: U.S. $________
                                             (U.S. $1,000 or $10,000)
                                        Registered - U.S. $
                                        Denominations: U.S. $_________
                                             (U.S. $1,000 or an integral
                                             multiple thereof)

                                        Registered Notes are not
                                        exchangeable for Bearer Notes

                   [SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES

     The following exchanges of a part of this Rule 144A Global Note for Registered Accredited Investor Notes have been made:

                    Amount of                                         Principal Amount of      Signature of
                    Decrease in           Amount of Increase in       This Global Note         Authorized Officer of
                    Principal Amount      Principal Amount of This    Following Such           Trustee or Note
Date of Exchange    of this Global Note   Global Note                 Decrease or Increase     Registrar]
- ----------------    -------------------   -----------                 --------------------     ----------

                                    EXHIBIT B

                       (FORM OF REGULATION S GLOBAL NOTE)


     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO THIS JURISDICTION (THE "UNITED STATES") OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES OR TO ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE OR TRUST THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR TO ANY OTHER PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT ("UNITED STATES PERSONS"), EXCEPT TO CERTAIN INSTITUTIONAL INVESTORS IN THE UNITED STATES IN TRANSACTI0NS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT. ANY UNITED STATES PERSON WHO HOLDS THE OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES FEDERAL INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165j AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THIS SECURITY IS A TEMPORARY GLOBAL SECURITY, WITHOUT COUPONS, EXCHANGEABLE FOR DEFINITIVE BEARER NOTES WITH INTEREST COUPONS OR REGISTERED NOTES WITHOUT INTEREST COUPONS. THE RIGHTS ATTACHING TO THIS GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

                          U.S. OFFICE PRODUCTS COMPANY
                     (Incorporated in the State of Delaware)
                 5-1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2003
                             TEMPORARY GLOBAL NOTES

          U.S. OFFICE PRODUCTS COMPANY, a corporation duly incorporated and existing under the laws of the State of Delaware (the "Company"), for value received,, hereby promises to pay to bearer upon presentation and surrender of this Global Note the principal sum of $_______ United States Dollars on May 15, 2003 and to pay interest thereon, from May 22, 1996 semiannually in arrears on May 15 and November 15 in each year, commencing November 15, 1996, at the rate of 5-1/2% per annum, until the principal hereof is paid or made available for payment; provided, however, that interest on this Global Note shall be payable only after the issuance of the definitive Notes for which this Global Note is exchangeable and, in the case of definitive Notes in bearer form, only upon presentation and surrender (at an office or agency outside the United States, its territories and its possessions, except as otherwise provided in the Indenture referred to below) of the interest coupons thereto attached as they severally mature. This Global Note is one of a duly authorized issue of Notes of the Company designated as specified in the title hereof, issued and to be issued under the Indenture dated as of May 22, 1996 (the "Indenture") between the Company and The Chase Manhattan Bank, N.A., as Trustee (the "Trustee," which term includes any successor trustee under the Indenture). This Global Note is a temporary Note and is exchangeable in whole or from time to time in part without charge upon request of the holder hereof for definitive Notes in bearer form, with interest coupons attached, or in registered form, without coupons, of authorized denominations, (a) not earlier than 60 days after the date hereof and
(b) as promptly as practicable following presentation of each certification called for in the Indenture for such purpose, that the beneficial owner or owners of this Global Note (or, if such exchange is only for a part of this Global Note, of such part) are not United States persons or other Persons who have purchased such Note for resale to United States persons. Definitive Notes in bearer form to be delivered in exchange for any part of this Global Note shall be delivered only outside of the United States, its territories and its possessions. Upon any exchange of a part of this Global Note for definitive Notes, the portion of the principal amount hereof so exchanged shall be endorsed by the Trustee or its agent on the Schedule of Exchanges hereto, and the principal amount hereof so exchanged shall be reduced for all purposes by the amount so exchanged. Until exchanged in full for definitive Notes, this Global Note shall in all respects be entitled to the same benefits under, and subject to the same terms and conditions of, the Indenture as definitive Notes authenticated and delivered thereunder, except that neither the holder hereof not the beneficial owners of this Global Note shall be entitled to receive payment of interest hereon or to convert this Global Note into shares of Common Stock of the Company or any other security, cash or other property.

          THIS GLOBAL NOTE SHALL BE GOVERNED BY AND CONSTRUCTED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. Unless the certificate of authentication hereon has been manually executed by an authorized signatory of the Trustee, this Global Note shall not be entitled to any benefit under the Indenture or valid or obligatory for any purpose.

          IN WITNESS, WHEREOF, the Company has caused this Global Note to be duly executed in its corporate name by its duly authorized signatory under its corporate seal.

Dated: May 22, 1996                U.S. OFFICE PRODUCTS COMPANY


                                   By:__________________________________________
                                        Name:
                                        Title:


[Corporate Seal]

Attest:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

     THE CHASE MANHATTAN BANK, N.A.
     as Trustee


     By:___________________________
          Name:
          Title: